SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 20, 2008
TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:
     You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), which will be held at the Port St. Lucie Community Center, 2195 S.E. Airoso Boulevard, Port St. Lucie, Florida, on Thursday, May 8, 2008, at 3:00 P.M., Local Time (the “Meeting”).
     Enclosed are the Notice of Meeting, Proxy Statement, Proxy and our 2007 Annual Report to Shareholders (the “Annual Report”). At the Meeting, you will be asked to consider and vote upon the proposals outlined in the Notice of Meeting and described in detail in the Proxy Statement. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate you completing the enclosed Proxy and returning it to us as soon as possible. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person, even if you have previously returned your Proxy.
     If you have any questions about the Proxy Statement or our Annual Report, please call or write us.
Sincerely,

Dennis S. Hudson, III
Chairman & Chief Executive Officer

SEACOAST BANKING CORPORATION OF FLORIDA
815 Colorado Avenue
Stuart, Florida 34994
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2008
     Notice is hereby given that the 2008 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) will be held at the Port St. Lucie Community Center, 2195 S.E. Airoso Boulevard, Port St. Lucie, Florida, on Thursday, May 8, 2008, at 3:00 P.M., Local Time (the “Meeting”), for the following purposes:
1.	Elect Directors. To re-elect five Class III directors;

2.	Approve and Adopt the Seacoast 2008 Long-Term Incentive Plan. To consider and act upon a proposal to approve and adopt Seacoast’s 2008 Long-Term Incentive Plan;

3.	Adjournment of the Annual Meeting. To grant the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Meeting, in person or by proxy, to approve Proposal 2; and

4.	Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
     The enclosed Proxy Statement explains these proposals in greater detail. We urge you to read these materials carefully.
     Only shareholders of record at the close of business on February 29, 2008 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.
By Order of the Board of Directors

Dennis S. Hudson, III
Chairman & Chief Executive Officer
March 20, 2008
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SEACOAST IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

INTRODUCTION
PROPOSAL 1
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION
2007 SUMMARY COMPENSATION TABLE
2007 COMPONENTS OF ALL OTHER COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
2007 OPTION EXERCISES AND STOCK VESTED
2007 NONQUALIFIED DEFERRED COMPENSATION
2007 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
PERFORMANCE GRAPH
2007 DIRECTOR COMPENSATION
SALARY AND BENEFITS COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SALARY AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
PRINCIPAL SHAREHOLDERS
PROPOSAL 2
APPROVAL AND ADOPTION OF PROPOSED SEACOAST’S 2008 LONG-TERM INCENTIVE PLAN
PROPOSAL 3
ADJOURNMENT OF THE ANNUAL MEETING
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2009
OTHER MATTERS
OTHER INFORMATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF SEACOAST BANKING CORPORATION OF FLORIDA
May 8, 2008
INTRODUCTION
General
     This Proxy Statement is being furnished to the shareholders of Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), in connection with the solicitation of proxies by Seacoast’s Board of Directors from holders of Seacoast’s common stock (“Common Stock”) for use at the 2008 Annual Meeting of Shareholders of Seacoast to be held on May 8, 2008, and at any adjournments or postponements thereof (the “Meeting”). Unless otherwise clearly specified, the terms “Company” and “Seacoast” include the Company and its subsidiaries.
     The Meeting is being held to consider and vote upon the proposals summarized below under “Summary of Proposals” and described in greater detail elsewhere herein. Seacoast’s Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.
     The 2007 Annual Report to Shareholders (“Annual Report”), including financial statements for the fiscal year ended December 31, 2007, accompanies this Proxy Statement. These materials are first being mailed to the shareholders of Seacoast on or about March 20, 2008.
     The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (772) 287-4000.
Summary of Proposals
     The proposals to be considered at the Meeting may be summarized as follows:

Proposal 1.	To re-elect five Class III directors;

Proposal 2.	To consider and act upon a proposal to approve and adopt Seacoast’s 2008 Long-Term Incentive Plan;

Proposal 3.
To grant the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Meeting, in person or by proxy, to approve Proposal 2; and

Proposal 4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
Quorum and Voting Requirements
     Holders of record of shares of the Company’s Common Stock, as of the Record Date (as defined below) are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. As of the Record Date, there were 19,106,896 shares of Common Stock issued, outstanding and entitled to be vote, which were held by approximately 1,477 holders of record.
     To hold a vote on any proposal, a quorum must be present, which is a majority of the total votes entitled to be cast by the holders of the outstanding shares of Common Stock. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

     Proposal 1 requires approval by a “plurality” of the votes cast at the Meeting. This means that Proposal 1 will be approved if more votes cast at the Meeting are voted in favor of the proposal than are voted against the proposal. Votes withheld are not counted as votes against the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.
     Proposals 2 and 3 require approval by the affirmative vote of a majority of votes cast at the Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.
     Unless otherwise required by the Company’s Articles of Incorporation or Bylaws or the Florida Business Corporation Act, or by applicable law, any other proposal that is properly brought before the Meeting will require approval by the affirmative vote of a majority of all votes cast at the Meeting. With respect to any such proposal, neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.
     Directors and executive officers of the Company beneficially hold approximately 21.80 percent of all the votes entitled to be cast at the Meeting.
Record Date, Solicitation and Revocability of Proxies
     The Board of Directors of Seacoast has fixed the close of business on February 29, 2008 as the record date (“Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of, and to vote at, the Meeting.
     Shares of Common Stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxies. If a valid Proxy is returned and no instructions are indicated, such shares of Common Stock will be voted FOR Proposals 1, 2, and 3, and in the discretion of the proxy holder as to any other matter that may come properly before the Meeting.
     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Seacoast, (ii) properly submitting to Seacoast a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994, Attention: Sharon Mehl, Secretary.
     The Company has a Dividend Reinvestment and Stock Purchase Plan (the “Reinvestment Plan”) administered by Continental Stock Transfer and Trust Company (“Continental”), as Trustee. Under the provisions of the Reinvestment Plan, shares of Common Stock are acquired and held in book entry form by Continental for participating shareholders. Shares held in a participant’s plan account will be combined and voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name either by proxy or in person.
     If you are a participant in the Company’s Employee Stock Purchase Plan and/or the Retirement Savings Plan for Employees of Seacoast National Bank, you are asked to vote the shares held in your account separately. Plan shares not voted by participants will be voted by the plan administrator or trustee in accordance with the terms of each respective plan.

PROPOSAL 1
ELECTION OF DIRECTORS
General
     The Meeting is being held to, among other things, re-elect five Class III directors of Seacoast, each to serve a three year term and until their successors have been elected and qualified. The nominees have been nominated by the Nominating/Governance Committee of the Board of Directors. All of the nominees are presently directors of Seacoast. All of the nominees also serve as members of the Board of Directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dennis J. Arczynski, H. Gilbert Culbreth, Jr., Marian B. Monroe and O. Jean Strickland, who are currently directors of the Bank only.
     As provided in Seacoast’s Articles of Incorporation, the Company’s Board of Directors is divided into three classes: Class I directors, who presently are serving a term expiring at the Company’s 2009 Annual Meeting of shareholders; Class II directors, who presently are serving a term expiring at the Company’s 2010 Annual Meeting of shareholders; and Class III directors, who presently are serving a term expiring at the Company’s 2008 Annual Meeting of shareholders. Currently, the Board is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2009 Annual Meeting	Jeffrey C. Bruner Christopher E. Fogal Dale M. Hudson John R. Santarsiero, Jr.

Class II	Term Expires at the 2010 Annual Meeting	John H. Crane Jeffrey S. Furst Dennis S. Hudson, Jr. Thomas E. Rossin Thomas H. Thurlow, Jr.

Class III	Term Expires at the 2008 Annual Meeting	Stephen E. Bohner T. Michael Crook A. Douglas Gilbert Dennis S. Hudson, III Edwin E. Walpole, III
     Upon approval of Proposal 1, the Class III directors will be re-elected for a three-year term expiring at the Company’s 2011 Annual Meeting of shareholders.
     All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid Proxy is submitted but no vote is specified, the Proxy will be voted FOR the election of each of the five nominees listed below. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast’s Nominating/Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (five persons). Cumulative voting is not permitted.
     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present is required for the election of the directors listed below.
     The nominees have been nominated by Seacoast’s Nominating/Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all five nominees listed below.

     The tables below set forth the name and age of each nominee for director, as well as each incumbent director who is not a nominee and each executive officer of the Company who is not a director or nominee, the year in which he was first elected a director or executive officer, as the case may be, a description of his or her position and offices with Seacoast or the Bank, a brief description of his or her principal occupation and business experience, and the number of shares of Common Stock beneficially owned by him or her as of February 29, 2008. See “Corporate Governance” for more information on the director nominating process and board committees.
Nominees for Director

		Shares of	Percentage of
Name, Age, Director Class		Common Stock	Common
and Year First Elected or		Beneficially	Stock
Appointed a Director	Information About Nominees for Director	Owned(1)	Outstanding(1)

Stephen E. Bohner (55) Class III, 2003	Mr. Bohner has been president and owner of Premier Realty Group, a real estate company located in Sewalls Point, Florida since 1987.	7,072.2 (2)	(3)

T. Michael Crook (60) Class III, 2003(4)	Mr. Crook has been a principal with the public accounting firm of Proctor, Crook & Crowder, CPA, and P.A., located in Stuart, Florida, since 1979. He was previously a member of Barnett Bank of Martin County’s board of directors for 11 years.	12,697.4 (5)	(3)

A. Douglas Gilbert (67) Class III, 1990	Mr. Gilbert was named President of Seacoast and Vice Chairman of the Bank in July 2005. Mr. Gilbert has served as Chief Credit and Chief Operating Officer of Seacoast since July 1990. Previously, he served as Senior Executive Vice President of Seacoast and President of the Bank from June 1998 to July 2005, and Chief Operating and Credit Officer of the Bank from October 1994 to July 2005.	154,533.6 (6)	(3)

Dennis S. Hudson, III (52) Class III, 1984(7)	Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998 and Chairman and Chief Executive Officer of the Bank since 1992. He served as President of Seacoast from June 1998 to July 2005. Mr. Hudson is also on the board of directors of Florida Public Utilities Company (ticker: FPU), a public gas and electric utilities company headquartered in West Palm Beach, Florida. He is also a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta.	1,436,842.3 (8)	7.52%

Nominees for Director (continued)

		Shares of	Percentage of
Name, Age, Director Class		Common Stock	Common
and Year First Elected or		Beneficially	Stock
Appointed a Director	Information About Nominees for Director	Owned(1)	Outstanding(1)

Edwin E. Walpole, III (72) Class III, 2006	Mr. Walpole has been the president, owner and director of Walpole Inc., a trucking transportation company in Okeechobee, Florida which covers the Southeastern U.S., since 1960. He served as chairman, president and chief executive officer of Big Lake Financial Corporation from 1985 until Big Lake was acquired by Seacoast in April 2006. He also owns Mountain Top Aviation, Seminole Land Company and Farmers Market Trading Post, and is president of Fort Drum Corporation, and vice president and director of Walpole Leasing Corporation, all located in South/Central Florida.	250,622 (9)	1.31%
Directors

		Shares of	Percentage of
Name, Age, Director Class		Common Stock	Common
and Year First Elected or		Beneficially	Stock
Appointed a Director	Information About Incumbent Directors	Owned(1)	Outstanding(l)

Jeffrey C. Bruner (57) Class I, 1983(4)	Mr. Bruner has been a self-employed real estate investor in Stuart, Florida since 1972.	65,905.1 (10)	(3)

John H. Crane (78) Class II, 1983	Mr. Crane is retired, but served as vice president of C&W Fish Company, Inc., a fish processing plant located in the Stuart, Florida area, from 1982 through 2000. He also served as President of Krauss & Crane, Inc., an electrical contracting firm located in Stuart, Florida, from 1957 through 1997.	32,962 (11)	(3)

Christopher E. Fogal (56) Class I, 1997	Mr. Fogal, a certified public accountant, has been a managing partner of Fogal & Associates, a public accounting firm located in Ft. Pierce, Florida, since 1979.	30,137 (12)	(3)

Jeffrey S. Furst (65) Class II, 1997	Mr. Furst was elected Property Appraiser for St. Lucie County, Florida in 2000. He has been a real estate broker since 1973 and is the former owner of Sun Realty, Inc. in Port St. Lucie, Florida.	166,470.4 (13)	(3)

Directors (continued)

		Shares of
Name, Age, Director Class		Common Stock		Percentage of
and Year First Elected or		Beneficially		Common Stock
Appointed a Director	Information About Incumbent Directors	Owned (1)		Outstanding (l)

Dale M. Hudson (73) Class I, 1983 (7)	Mr. Hudson became Vice Chairman of Seacoast in July 2005, after serving as Chairman since June 1998. He previously served as Chief Executive Officer of Seacoast from 1992 to June 1998, as President of Seacoast from 1990 to June 1998, and as Chairman of the Board of the Bank from September 1992 to June 1998.	1,606,982.7	(14)	8.41%

Dennis S. Hudson, Jr. (80) Class II, 1983(7)	Mr. Hudson served as Chairman of the Board of Seacoast from 1990 to June 1998, when he retired from his position as Chairman.	1,345,696	(15)	7.04%

Thomas E. Rossin (74) Class II, 2004	Mr. Rossin has been a practicing attorney in West Palm Beach, Florida, since 1993. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002. Prior to his political career, he served as president, chief executive officer and director of The Flagler Bank Corporation, located in West Palm Beach, Florida, from 1974 to 1993.	4,000	(3)

John R. Santarsiero, Jr. (63) Class I, 1983	Mr. Santarsiero has been president, chief executive officer and chairman of SunCepts, Inc. since 2001. SunCepts, based in Stuart, Florida, is a holding company with two primary divisions: the hides™ Division which develops, markets and sells patented eyeglass accessories, and MediCepts, Inc. which designs, produces, markets, and distributes products and services for spinal wellness.	25,680		(3)

Thomas H. Thurlow, Jr. (71) Class II, 1983 (7)	Mr. Thurlow is a retired member of, and counsel to, Thurlow & Thurlow, P.A., a law firm in Stuart, Florida. He has practiced law in Stuart, Florida since 1961.	39,407.2	(15)	(3)

Non-Director Executive Officers

		Shares of
Name, Age, and Year		Common	Percentage of
First Elected or		Stock	Common
Appointed an		Beneficially	Stock
Executive Officer	Information About Nominees for Director	Owned (1)	Outstanding(l)

C. William Curtis, Jr. (69) 1995	Until his retirement on January 31, 2008, Mr. Curtis served as Senior Executive Vice President and Chief Banking Officer of Seacoast and the Bank from October 1995 and Chairman of the Bank’s Indian River County operations from July 2006.	101,591 (17)	(3)

William R. Hahl (59) 1990	Mr. Hahl, Executive Vice President of the Finance Group, has served as the Chief Financial Officer of Seacoast and the Bank since July 1990.	87,836.2 (18)	(3)

O. Jean Strickland (48) 1997	Ms. Strickland was appointed to the Bank’s Board of Directors in September 2005. She was named Senior Executive Vice President of Seacoast and President and Chief Operating Officer of the Bank in July 2005. She served as Executive Vice President, Systems and Operations Division, of Seacoast and the Bank and President of the Bank’s Palm Beach County operations from November 2002 to July 2005.	61,780.1 (19)	(3)

Nominees, directors and executive officers as a group (17 persons)		4,303,437.2	22.52%

(1)	Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in the rules of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors and executive officers possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(2)	Includes 6,742.2 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bohner has no voting or dispositive power.

(3)	Less than 1 percent. (4) Mr. Bruner is married to Mr. Crook’s sister.

(5)	Includes 7,524.9 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Crook has no voting or dispositive power.

(6)	Includes 69,888 shares held jointly with Mr. Gilbert’s wife, as to which shares Mr. Gilbert may be deemed to share voting and investment power, and all of which shares are pledged as security for a margin loan. Also includes 3,760 shares held in Mr. Gilbert’s IRA, and 8,138.6 shares held in the Company’s Profit Sharing Plan. Also includes 36,300 shares that Mr. Gilbert has the right to acquire by exercising options that are exercisable within 60 days after the Record Date, and which must be transferred upon exercise to his ex-wife by legal decree under a divorce agreement, as to which shares Mr. Gilbert disclaims beneficial ownership. Also includes 34,572 shares held by Mr. Gilbert’s wife, as to which shares Mr. Gilbert may be deemed to share both voting and investment power and as to which Mr. Gilbert disclaims beneficial ownership and of which 31,121 shares are pledged as security for a margin loan.

(7)	Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dale M. Hudson is married to the sister of Thomas H. Thurlow, Jr. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson.

(8)	Includes 1,121,778 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”) of which Mr. Hudson and his mother and father, Anne P. Hudson and Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 28.4 percent interest in Sherwood Partners and his beneficial interest in trusts having a 53.2 percent interest in Sherwood Partners. Also includes 79,274 shares held jointly with Mr. Hudson’s wife, of which 78,674 shares are pledged as security for a margin loan, and 25,600 shares held by Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 24,352.3 shares held in the Company’s Profit Sharing Plan, and 129,600 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(9)	Includes 3,952 shares held jointly with Mr. Walpole’s daughter and 4,050 shares held by a corporation in which Mr. Walpole is a principal, as to which shares Mr. Walpole may be deemed to share both voting and investment power.

(10)	Includes 891 shares held jointly with Mr. Bruner’s wife, as to which shares Mr. Bruner may be deemed to share both voting and investment power. Also includes 57,567 shares held in two family trusts, as to which shares Mr. Bruner, as co-trustee with this brother, may be deemed to share both voting and investment power. Also includes 2,000 shares held by Mr. Bruner’s wife, as to which shares Mr. Bruner may be deemed to share both voting and investment power and as to which shares Mr. Bruner disclaims beneficial ownership. Also includes 774.1 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bruner has no voting or dispositive power.

(11)	All 32,962 shares are held jointly with Mr. Crane’s wife, as to which shares Mr. Crane may be deemed to share both voting and investment power.

(12)	Includes 22,450 shares are held jointly with Mr. Fogal’s wife and 3,687 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.

(13)	Includes 21,263.7 shares held by the trustee for an Individual Retirement Account (“IRA”) of Mr. Furst, 89,164.6 shares held jointly with Mr. Furst’s wife, and 22,238.3 shares held by Mr. Furst’s wife, as to which shares Mr. Furst may be deemed to share both voting and investment power. Also includes 8,305.9 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Furst has no voting or dispositive power.

(14)	Includes 1,456,121 shares held by Monroe Partners, Ltd., a family limited partnership (“Monroe Partners”) of which Mr. Hudson and his wife, Mary T. Hudson, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partner, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 50 percent interest in Monroe Partners. Also includes 136,295 shares held jointly with Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 13,734 shares held by Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership. Also includes 832.7 shares held in the Company’s Profit Sharing Plan.

(15)	Includes 1,121,778 shares held by Sherwood Partners, of which Mr. Hudson, his wife, Anne P. Hudson, and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson, his wife and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 1.0 percent interest in Sherwood Partners. Also includes 156,476 shares held by Mr.

Hudson’s wife, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which shares Mr. Hudson disclaims beneficial ownership.

(16)	Includes 5,197 shares owned by Mr. Thurlow’s wife, as to which shares Mr. Thurlow may be deemed to share both voting and investment power. Also includes 15,278.2 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Thurlow has no voting or dispositive power.

(17)	Includes 80,004 shares held by Mr. Curtis’ wife, as to which shares Mr. Curtis may be deemed to share voting and investment power. Also includes 110 shares held jointly by Mr. Curtis’ wife, daughters and daughter-in-laws, as to which shares Mr. Curtis may be deemed to share voting and investment power and as to which Mr. Curtis disclaims beneficial ownership. Also includes 6,200 shares that Mr. Curtis has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(18)	Includes 42,325 shares held jointly with Mr. Hahl’s wife and 358.1 shares held by Mr. Hahl as custodian for his granddaughters, as to which shares Mr. Hahl may be deemed to share both voting and investment power. Also includes 12,522 shares held in the Company’s Profit Sharing Plan and 26,500 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(19)	Includes 18,440 shares held jointly with Ms. Strickland’s husband, as to which shares Ms. Strickland may be deemed to share both voting and investment power, and of which 711 shares are pledged as security for a margin loan. Also includes 9,428.1 shares held in the Company’s Profit Sharing Plan, 4,612 shares held in the Company’s Employee Stock Purchase Plan, and 29,300 shares that Ms. Strickland has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
CORPORATE GOVERNANCE
Independent Directors
     The Company’s Common Stock is listed on the Nasdaq Global Select Market. Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq’s rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s independent directors are: Stephen E. Bohner, John H. Crane, T. Michael Crook, Christopher E. Fogal, Jeffrey S. Furst, Thomas E. Rossin, John R. Santarsiero, Jr., and Edwin E. Walpole, III.
Independent Director Meetings in Executive Sessions
     The Company’s independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Thomas E. Rossin serves as the Company’s Lead Independent Director who presides at executive sessions of the independent directors. Any independent director may call an executive session of independent directors at any time. The independent directors met in executive session four times in 2007.
Director Nominating Process
     The Nominating/Governance Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable Nasdaq and regulatory requirements.
     The Company’s Nominating/Governance Committee identifies nominees for directors primarily based upon suggestions from current directors and executives. Director candidates are interviewed by the Chairman of the Nominating/Governance Committee and at least one other member of the Nominating/Governance Committee. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Nominating/Governance Committee following this process.

     Each Director must have the qualifications, if any, set forth in the Company’s Bylaws, as well as the following minimum qualifications:
•	The highest ethical character, an appropriate personal and professional reputation, and must share the values of the Company as reflected in its Code of Conduct;

•	The ability to exercise sound business judgment; and

•	Substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.
     The Nominating/Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director Nominees, such as:
•	An understanding of and experience in the financial services industry, as well as accounting, finance, legal or real estate expertise;

•	Leadership experience with public companies or other major organizations, as well as civic and community relationships; and

•	Qualifications as an Independent Director.
     Any Company shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend, pursuant to Section 6.03 of the Company’s Articles of Incorporation, to the Company’s Nominating/Governance Committee, c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s Nominating/Governance Committee. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. In 2007, there were no shareholder nominee recommendations received, and no third party search firms were used to identify director candidates.
Shareholder Communications
     The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board, a Board committee or any other directors or individual director may do so by sending written communications addressed to the Board of Directors of Seacoast Banking Corporation of Florida, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. All communications will be compiled by the Company’s Secretary and submitted to the Board, a committee of the Board or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board.
Corporate Governance Guidelines
     The Board has adopted Corporate Governance Guidelines that are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, Stuart, Florida 34994.

Code of Conduct and Ethics
     The Board of Directors has adopted a Code of Conduct applicable to all directors, officers and employees and a Code of Ethics for Financial Professionals applicable to the Company’s chief executive officer and its chief financial officer, both of which are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, Stuart, Florida 34994.
Board Meeting Attendance
     The Board of Directors held seven meetings during 2007. All of the directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve. All of the Company’s incumbent Directors were in attendance at the Company’s 2007 Annual Meeting, except Messrs. Bohner and Walpole. The Company encourages all its directors to attend its annual shareholders’ meetings and all meetings of the Board and committees on which the directors serve.
Board Committees
     Seacoast’s Board of Directors has three standing committees: the Salary and Benefits Committee, the Audit Committee and the Nominating/Governance Committee. The Salary and Benefits Committee and the Audit Committee serve the same functions for the Company and the Bank.
     Salary and Benefits Committee. The Company’s Salary and Benefits Committee is currently composed of Messrs. Rossin (Chairman), Bohner, Santarsiero and Walpole, all of whom are independent directors. This Committee has the authority set forth in its Charter, and approved by the Board of Directors, including determining the compensation of the Company’s and the Bank’s key executive officers. The Committee is also responsible for preparing an annual report on executive compensation which is included herein under “Salary and Benefits Committee Report.” This Committee administers the provisions of the Company’s Profit Sharing Plan, Employee Stock Purchase Plan, the Company’s 1996 Long-Term Incentive Plan (the “1996 Incentive Plan”), the Company’s 2000 Long-Term Incentive Plan (the “2000 Incentive Plan”), the Executive Equity Compensation Program, the Executive Deferred Compensation Plan and the Directors Deferred Compensation Plan. If approved at the Meeting, the Salary and Benefits Committee will also administer the Company’s 2008 Long-Term Incentive Plan.
     The Salary and Benefits Committee has the resources and authority to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms used to assist in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, with such fees to be borne by the Company. This Committee may delegate to a subcommittee consisting of two or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable. This Committee periodically reports its activities to the Board of Directors. The responsibilities and duties of the Salary and Benefits Committee are more fully set out in the Committee’s Charter, available on the Company’s website at www.seacoastbanking.net or upon written request. This committee held six meetings in 2007.
     Audit Committee. The Audit Committee is currently composed of Messrs. Fogal (Chairman), Crane, Crook and Furst, all of whom are independent directors. The Board of Directors has determined that Christopher E. Fogal is both “independent” under NASD rules and an “audit committee financial expert” as defined by the SEC. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, as adopted by the full Board of Directors, available on the Company’s website at www.seacoastbanking.net or upon written request, including reviewing Seacoast and its subsidiaries’ financial statements and internal accounting controls, and reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee also reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as related party transactions and changes to the Company’s Code of Ethics. The Audit Committee periodically reports its findings to the Board of Directors. This Committee held six meetings in 2007. During two of the meetings the Audit Committee met in private session with the Internal Audit and Compliance Manager; during one of the meetings met in private session with our independent auditor and alone in executive session without members of management present; and during several of the meetings met in private session with individual members of management.
     Nominating/Governance Committee. The Nominating/Governance Committee is composed of Messrs. Furst (Chairman), Bohner, Rossin and Santarsiero, all of whom are independent directors. The purpose of this Committee is to identify individuals qualified to become members of the Board of Directors of the Company and/or the Bank, and recommend to the Board of the Company and the Bank the director nominees for the next annual meeting of shareholders. The Committee also takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the corporate governance guidelines applicable to the Company and monitoring Company compliance with these policies and guidelines for the purpose of nominating persons to serve on the Board. The responsibilities and duties of the Nominating/Governance Committee are more fully set out in the Committee’s Charter, available on the Company’s website at www.seacoastbanking.net or upon written request. This Committee held three meetings in 2007.
     In addition to the standing committees of the Seacoast’s Board of Directors, the Bank’s Board of Directors has the following standing committees: Executive Committee, Investment Committee, Trust Committee and the Directors Loan Committee. These Committees perform those duties customarily performed by similar committees at other financial institutions.
Executive Officers
     Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meeting of Company shareholders, to serve until the next annual meeting and until successors are chosen and qualified.
Management Stock Ownership
     As of February 29, 2008, based on available information, all directors and executive officers of Seacoast as a group (17 persons) beneficially owned approximately 4,164,742.9 outstanding shares of Common Stock, constituting 21.80 percent of the total number of shares of Common Stock outstanding at that date. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 67,969 outstanding shares, or 0.36 percent of the outstanding shares, of Seacoast Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See “Quorum and Voting Requirements,” “Record Date, Solicitation and Revocability of Proxies” and “Principal Shareholders.”
COMPENSATION DISCUSSION & ANALYSIS
     Under SEC rules, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer, chief financial officer and other executive officers, including the three other most highly compensated executive officers based on total compensation (collectively, the “Named Executive Officers”). The disclosure requirements for the Named Executive Officers include the use of tables and a discussion and analysis explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.
     The SEC rules regarding disclosure of executive compensation were greatly altered by the SEC in 2006 for our proxy statements commencing with the 2007 proxy statement. In addition to new and different tables, greater emphasis is placed on providing discussion and analysis of our compensation practices. Further, the content of our Salary and Benefits Committee Report has been reduced. Accordingly, the information in this proxy statement is not directly comparable to the information contained in our proxy statements prior to 2007.

     The following discussion reflects Seacoast’s compensation philosophy as endorsed by our Board of Directors and its Salary and Benefits Committee and the resulting actions taken by Seacoast for the reporting periods shown in the various compensation tables. The Salary and Benefits Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of Seacoast and its subsidiaries.
     General
     The Salary and Benefits Committee of the Board of Directors is composed of four members, all of whom are “independent directors”, as defined by Nasdaq. The Board of Directors designates the members and Chairman of such committee.
     Business Model and Competitive Environment
     The Company operates in highly competitive employment markets, characterized by population growth that is higher than both state and national growth averages. This growth, along with the concentration of wealth in its markets, makes Seacoast’s market area one of the most attractive regions in Florida for banks to operate. Subsequently, Seacoast competes for talent with large national and regional bank franchises who seek local executive and production personnel, and with small local bank franchises who seek executive level talent. Additionally, several super-community banks operate within the market, or have expansion plans to enter and capture market share, creating further competition to the Company for employees.
     In order to operate in this highly competitive market, the Company has implemented a complex business model that requires bankers who can leverage the best strategies of both the large and small banking institutions. Specifically, the Company’s size allows it to compete for larger commercial relationships, supported by a complete product offering which includes trust, investment services, private banking and specialty financing, in addition to more common consumer and business banking services. However, to compete with smaller community banks in its markets, the Company also maintains a relationship banking focus on both consumer and commercial business customer needs. We believe this dual strategy requires an organizational culture driven by the value systems of its employees—where disciplines such as taking high levels of personal responsibility, creating effective relationships and providing superior customer service, ultimately drive profitability.
     Compensation Policy
     The policies that govern the Salary and Benefits Committee’s executive compensation decisions are designed to:    1) attract and retain highly competent leaders and employees at all levels in the organization, and    2) align changes in total compensation with changes in the value created for the Company’s shareholders. The Salary and Benefits Committee believes that compensation of certain executive officers and others should be directly linked to Seacoast’s operating performance and that the achievement of performance objectives over time is the primary determinant of share price.
     The objectives of the Salary and Benefits Committee’s compensation strategy are to establish incentives for its executives and other key employees to achieve and maintain short-term and long-term operating performance goals for Seacoast, to link certain executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At Seacoast, performance-based executive officer compensation includes:
•	annual cash compensation (base salary and short-term annual cash incentives); and

•	equity compensation (restricted stock, stock options and stock-settled stock appreciation rights).
     Retirement benefits and other compensation include:
•	profit sharing;

•	employer matching contributions on deferred compensation; and

•	supplemental disability insurance.
     Each of these elements of compensation is described in further detail below.

     During 2005, the Committee retained Clark Consulting, an independent consulting firm, to review the Company’s executive compensation program and to comment on its design, competitiveness, and effectiveness. The firm was paid a total of $120,533 in 2005 and 2006 for such services. The firm evaluated the Company’s business model and compared a number of Seacoast’s executive positions, including that of the Chief Executive Officer, President and Chief Operating Officer, to 20 other publicly held regional banks and bank holding companies in the southeastern United States that were identified by Clark Consulting as being comparable in size and performance. The average asset size of the peer group was $2.52 billion, based on data from the most recent fiscal year-end. The consultant’s report indicated that Seacoast’s return on average assets and net interest margin were close to the peer group median. Seacoast’s return on average equity and earnings per share growth were closer to the 75th and 80th percentile, respectively. Therefore, based on the 2005 review of performance and Seacoast’s operating strategy and model, the compensation for Seacoast’s executive officers and other key employees is targeted to the 75th percentile.
     As a result of the review, in 2006 the Salary and Benefits Committee implemented additional measures to assist in the long-term retention of key executives and to better align compensation programs with corporate performance, including the adoption of a more clearly defined executive equity compensation program, as described in detail under “Long-Term Incentives” below.
     A discussion of the Company’s strategic goals for 2008 is contained under the “Management’s Discussion and Analysis” section of the Company’s Annual Report.
     In summary, Seacoast’s compensation program is designed to: 1) be competitive with compensation paid by other financial institutions of comparable size and performance in the southeastern United States, 2) reward managers for strong personal and Company performance, and 3) enable the Company to attract and retain key talent in its highly competitive markets. The Salary and Benefits Committee monitors the various guidelines that make up the program and adjusts them as necessary to continue to meet Company and shareholder objectives.
     Base Salary
     In establishing executive officer salaries, the Salary and Benefits Committee considers individual annual performance and contribution to the Company’s overall profitability, as well as the relationship of total compensation to similar positions in other banks identified as comparable by Clark Consulting. Changes in base salary to the Named Executive Officers are recommended by the chief executive officer based on performance results documented and measured annually, and the Salary and Benefits Committee reviews and approves such recommendations. The chief executive officer has authority to make base salary decisions for all other officers. A change in the base salary paid to the chief executive officer is recommended by the chief executive officer and considered and approved by the Salary and Benefits Committee, after meeting in executive session, generally on an annual basis. Information regarding salaries paid in the market is obtained annually through publicly available salary surveys and proxy statement data, and is used to evaluate Seacoast’s competitiveness in the employment market with its peers and competitors. Consultants selected by the Salary and Benefits Committee may also be used periodically to assess the competitiveness of the Company’s salaries. Seacoast’s general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance. Given the highly competitive employment market in South FFlorida and Seacoast’s business strategy, the base salary level for key executives is targeted at the 75th percentile of comparable positions for above average performers.
     Short-Term Annual Cash Incentives
Key Manager Incentive Plan
     Seacoast’s Key Manager Incentive Plan seeks to align short-term cash compensation with individual performance and value created for the shareholders. Each year in January at the recommendation of the chief executive officer, the Salary and Benefits Committee approves three or four high-priority nonfinancial goals that relate to the strategic plan and an earnings per share (“EPS”) target based on the annual budget approved by the full Board. The growth rate in budgeted EPS over the prior year is used as a guide in determining the funding level for this annual incentive. Funding is dependent on Seacoast attaining the defined threshold performance for earnings per share shown below and achieving the predetermined nonfinancial goals for the year. Funding in excess of threshold is based solely on the achievement of EPS growth of 5% or higher over prior year. Earnings growth of 12% or higher over prior year is required for the highest level of funding to be considered. If annual performance goals are not reached or are exceeded, the plan funding is adjusted accordingly, as shown below. According, the Salary and Benefits Committee approves the funding pool based on the following guidance:

Performance Level	Definition	Funding
Below Threshold	Less than 90% of EPS goal	None

Threshold	90% of EPS goal and nonfinancial goals are achieved	50% of target funding amount

Target	100% of EPS goal and nonfinancial goals are achieved	100% of target funding amount

Target +	110% of EPS goal and nonfinancial goals are achieved	125% of target funding amount*
*150% of target funding amount for Tier 1 participants
     Using recommendations made by the Company’s chief executive officer, awards are made by the Salary and Benefits Committee to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. The individual payouts to the chief executive officer and president are approved by the Salary and Benefits Committee. As specified in the plan, the payout schedule is designed to pay a smaller number of key officers the highest level of funded cash incentives to ensure that a meaningful reward is provided to our top performers. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability, Company and personal objectives, and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year.
     Participants in the Key Manager Incentive Plan are classified into three tiers, representing a group of officers whose positions and responsibilities are similar. Three of the Named Executive Officers are participants under Tier 1 of the Key Manager Incentive Plan: Dennis S. Hudson, III, William R. Hahl, and O. Jean Strickland. Mr. Gilbert’s participation in the plan ended with the execution of the Executive Transition Agreement described under “Employment and Change in Control Agreements”. The performance of Tier 1 participants is weighted 50 percent on corporate performance and 50 percent on the achievement of individual goals. Tier 2 participants (11 persons) are line of business and support executive officers who do not receive annual incentive compensation under other Company performance based plans. Tier 3 participants (5 persons) are other key managers who do not receive annual incentive compensation under other Company performance based plans. Performance for Tier 2 and 3 participants is weighted 25 percent on corporate performance and 75 percent on the achievement of individual goals.
     Once the threshold has been met, incentive pools are then established for each tier group based on the percentage of the annual salaries for eligible participants. For Tier 1 participants, if awards are made, the pool is calculated at 30 percent of base salary for threshold performance, 60 percent for target performance and 90 percent for target plus performance. For Tier 2 participants, the pool is calculated at 15 percent of base salary for threshold performance, 30 percent for target performance and 37.5 percent for target plus performance. For Tier 3 participants, the pool is calculated at 10 percent of base salary for threshold performance, 20 percent for target performance and 25 percent for target plus performance. At the discretion of the Salary and Benefits Committee, if the performance results fall between the target and target plus annual performance goals, plan funding may be interpolated between target and target plus performance. Unless individual performance is unsatisfactory, the minimum payout when threshold performance is attained is 10 percent of base salary for Tier 1 participants, and five percent of base salary for Tier 2 and Tier 3 participants, in each case to ensure a meaningful reward for performance.

     Individual awards are distributed within 90 days after the plan year ends. Participants who terminate prior to distribution are ineligible to receive an award, unless terminated due to retirement, disability or death.
     Due to lower than threshold performance by the Company for the year, no awards were made under the Key Manager Incentive Plan in 2007.
     Long-Term Incentives
     The Salary and Benefits Committee believes that equity awards are important to achieving the objective of the compensation strategy to motivate and reward sustained high levels of performance and align the interests of key employees with those of the Company’s shareholders by rewarding capital appreciation and earnings growth.
     In 2006, based on its review of the recommendations of Clark Consulting, the Salary and Benefits Committee approved the adoption of an executive equity compensation program (the “Executive Equity Compensation Program”). The Executive Equity Compensation Program was implemented to provide greater structure around the granting of equity awards pursuant to the Company’s existing Long-Term Incentive Plans to key employees to motivate and more effectively compensate for extended levels of strong Company performance by setting achievement and reward levels in advance.
     In January 2008, the Salary and Benefits Committee accelerated the vesting on the time-based restricted stock previously granted to C. William Curtis, Jr. so that 3,400 shares of Common Stock became immediately and fully vested upon his retirement on January 31, 2008. This decision was made in recognition of Mr. Curtis’ 12 years of service to the Company.
Executive Equity Compensation Program
     The Equity Compensation Program provides a framework for annual grants of restricted stock and stock-settled stock appreciation rights under the Company’s 2000 Incentive Plan, and promotes the corporate objective of increasing executive stock ownership.
     Participants in the Equity Compensation Program are classified into five tiers, with each tier representing a group of officers whose positions and responsibilities are similar. Three of the Named Executive Officers are participants under Tier 1 of the Equity Compensation Program: Dennis S. Hudson, III, William R. Hahl, and O. Jean Strickland. Mr. Gilbert’s participation in the plan ended with the execution of the Executive Transition Agreement described under “Employment and Change in Control Agreements”. Tier 2 (5 persons) is comprised of regional presidents. Tier 3 (11 persons) includes line of business and support executive officers. Tier 4 (8 persons) is comprised of senior managers and division heads, and Tier 5 (19 persons) includes other key contributors.
     The Equity Compensation Program provides for the grant of equity awards to certain participants depending on the financial performance of the Company. The Salary and Benefits Committee establishes financial performance goals, upon which the size of the equity award, if any, will be determined. Awards in excess of the target performance goals can also be given for superior annual performance. The target and maximum amounts of the equity awards that each participant may receive is based upon a percentage of his or her base compensation, as follows:

	Target Award	Maximum Award
Tier 1	40%	80%
Tier 2	30%	60%
Tier 3	25%	50%
Tier 4	20%	40%
Tier 5	None	None
     Under the Equity Compensation Program, annual awards are made to participants. Participants may elect to receive one of the following: (1) 100 percent restricted stock, (2) 100 percent stock appreciation rights, or (3) 50 percent restricted stock and 50 percent stock-settled stock appreciation rights. The exercise price of the stock-settled stock appreciation rights (“SSARs”) is based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on the date of grant. Awards granted under the Equity Compensation Program vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the recipient. In order to attract and retain executives in a market where acquisitions are common, vesting of these awards accelerates in full in the event of the participant’s death or disability, or upon the occurrence of a change of control of the Company. All SSARs are settled in shares of Company common stock. The participant has full voting and dividend rights with respect to the restricted stock during the vesting period.
     In early 2007, the Salary and Benefits Committee authorized equity awards under the Equity Compensation Program based on 2006 performance. The awards were made to 28 key employees, including all of the Named Executive Officers, under the 2000 Incentive Plan. As provided in the program, each award recipient elected either restricted stock, SSARs, or a combination of both. After the elections were made, restricted stock awards totaling 45,788 shares of Common Stock were made to 11 key managers, including three of the Named Executive Officers. Twenty employees elected all or a portion of their awards in SSARs, including three of the Named Executive Officers. A total of 305,983 SSARs were issued. The Company expects to continue to make such awards under the Equity Compensation Program annually in the first quarter of each year. The individual awards to the Named Executive Officers are disclosed in the “Grants of Plan-Based Awards” table.
     The Equity Compensation Program also provides for a bonus stock matching program under which participants may elect to use a percentage of their annual cash bonus, if any, to purchase shares of Company common stock. This matching program is intended to facilitate the stock ownership guidelines described below, which will align shareholder and management interests. If the participant makes such an election, the Company matches a percentage of the shares purchased with the participant’s cash bonus by granting the participant an award of restricted stock under the 2000 Incentive Plan. All tiers of participants are eligible for participation in the bonus stock matching program. The percentage of shares matched by the Company varies depending on the participant’s tier group. Under the bonus stock matching program, the Tier 1 group may use up to 50 percent of their annual cash bonus to purchase common stock, and the Company will match 50 percent of that amount in restricted stock. The maximum percentage of the annual cash bonus that each tier may use to purchase common stock, and the percentage of the Company match, is detailed below:

	Percentage of Annual	Company Match in
	Cash Bonus	Restricted Stock
Tier 1	50%	50%
Tier 2	30%	50%
Tier 3	30%	50%
Tier 4	25%	50%
Tier 5	25%	100%
     The Company common stock purchased under the bonus stock matching program by Section 16 insiders, which includes the Named Executive Officers, is issued as restricted stock subject to a one-year holding period. The individual awards to the Named Executive Officers under the bonus stock matching program, if any, are disclosed in the “Grants of Plan-Based Awards” table.
     As part of the Equity Compensation Program, the Board also established stock ownership guidelines for its officers and directors, as described below:

Stock Ownership
Tier 1	3 times annual salary
Tier 2	2 times annual salary
Tier 3	2 times annual salary
Tier 4	1 times annual salary
Board Members	5 times annual retainer
     The Equity Compensation Program generally allow a participant to earn targeted ownership over a reasonable period, usually within five to seven years, provided individual and Company targets are achieved and provided the participant fully participates in the program.

Profit Sharing Plan
     Seacoast sponsors a Retirement Savings Plan for Employees of Seacoast National Bank and its affiliates, which is a tax-qualified, defined contribution plan (the “Profit Sharing Plan”). All employees who satisfy service eligibility requirements may participate in the plan. The Profit Sharing Plan has various features, including: 1) an employer matching contribution for salary deferrals of up to four percent of the employee’s compensation for each calendar quarter, 2) an annual retirement contribution, and 3) a profit sharing contribution.
     At the end of each plan year, the Company’s Board of Directors decides whether to make a profit sharing contribution for the plan year. If the Board decides to make such a contribution, the contribution is allocated among eligible employees based on each employee’s “eligible compensation” as defined in the Profit Sharing Plan. At least 50 percent of this contribution (the “Non-Elective Profit Sharing Contribution”) is contributed to the employee’s Profit Sharing account. The balance (the “Elective Profit Sharing Contribution”) may be deferred into the Profit Sharing Plan or taken in cash by the employee, at the employee’s election. The Company matches 100 percent of any Elective Profit Sharing Contribution that is deferred into the Profit Sharing Plan.
     In addition, the Profit Sharing Plan has a feature under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) that allows employees to make voluntary “salary savings contributions” ranging from 1 percent to 75 percent of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with “voluntary contributions” (as defined in the Profit Sharing Plan for each plan year), subject to certain statutory limitations. A retirement contribution is made on an annual discretionary basis by the Company of up to two percent of “retirement eligible compensation”, as defined in the Profit Sharing Plan.
     Salary Savings Contributions, rollover contributions, Elective Profit Sharing Contributions, and other voluntary contributions made by the participant, as well as any investment earnings on these contributions, are immediately vested. The Company contributions to the Profit Sharing Plan vest at the rate of 25 percent for each year the participant has worked at least 1,000 hours, with full vesting after four years of service. A participant becomes 100 percent vested in the event of death, disability or retirement on or after age 55.
     Each participant directs how his account in the Profit Sharing Plan is invested among the available investment vehicle options, which include a Company stock fund. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The Board has appointed Marshall & Ilsley Trust Company N.A. (“M&I”), as trustee of the plan. The participant has full voting and dividend rights with respect to the Company stock held in the Profit Sharing Plan.
     Information on the individual contributions paid by the Company, as well as the individual benefits paid, to the Named Executive Officers during 2007 is contained in the “Summary Compensation Table” and “Components of All Other Compensation Table”.
Executive Deferred Compensation Plan
     The Bank offers the Executive Deferred Compensation Plan (“Deferred Compensation Plan”) designed to permit a select group of management and highly compensated employees, including the Named Executive Officers, to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions which they are restricted from receiving because of legal limitations under the Company’s Profit Sharing Plan.

     The Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Section 409A of the Code and the underlying final regulations. As a result, each participant account is separated, for accounting purposes, into sub-accounts to reflect: (1) contributions and investment gains or losses that were earned and vested on or before December 31, 2004 and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”), and (2) contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).
     Compensation deferred by the participant to the Deferred Compensation Plan is immediately vested. The Company contributions to the Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Profit Sharing Plan, with full vesting after four years of service. If a participant would become immediately vested in his Company contributions under the Profit Sharing Plan for any reason (such as death, disability, or retirement on or after age 55), then he would also become immediately vested in his account balance held in the Deferred Compensation Plan.
     Each participant directs how his account in the Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. While the plan committee is responsible for administration of the plan, it may appoint other persons or entities to perform any of its fiduciary or other functions. No earnings or dividends paid under the Deferred Compensation Plan are above-market or preferential.
     The assets of the Deferred Compensation Plan are held, invested and administered from a “Rabbi trust” established by the Company as a funding vehicle for the plan, and all amounts paid under the plan are paid in cash from the general assets of the Company. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest greater than that of an unsecured creditor.
     The plan’s Rabbi trust is administered pursuant to a trust agreement between the Company and M&I, Trustee of the trust. Under the trust agreement the Company has agreed to indemnify and to hold M&I harmless from and against all claims, expenses (including reasonable attorney fees), liabilities, damages, actions or other charges incurred by or assessed against M&I as a direct or indirect result of M&I’s reliance upon the directions, acts or omissions of the plan administrator, the Company, any investment advisor, or any participant of the plan or as a direct or indirect result of any act or omission of any other person charged under any agreement affecting the assets of the trust with investment responsibility with respect to such assets.
     Upon a participant’s separation from service with the Company, the participant will receive the balance of his account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or subsequent amendment: (1) a lump sum; (2) monthly installments over a period not to exceed five years; or (3) a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years. Upon death of the participant prior to the distribution of his account, the balance in the account shall be paid in a lump sum to the beneficiary or to the estate of the participant if no beneficiary is designated. In general, a participant may not change his initial election regarding the form of distribution of Non-Grandfathered Benefits. However, before the end of 2007 participants had the opportunity to make a one-time election to change their distribution election with respect to Non-Grandfathered Benefits.
     The plan includes a provision for a distribution to the participant prior to his separation from service with the Company of an amount in the participant’s account due to an unforeseeable emergency suffered by the participant. For this purpose, “unforeseeable emergency” has the meaning set forth in Section 409A(a)(2)(A)(vi) of the Code and the related regulations. Such withdrawal must be requested in writing by the participant and deemed necessary by, and in the sole discretion of, the chief executive officer of the Company. Notwithstanding the foregoing, if the chief executive officer of the Company requests an unforeseeable emergency distribution, the determination of whether the chief executive officer has suffered an unforeseeable emergency, and the amount to be distributed in relief thereof, shall be determined by a committee of three independent Board members, with such committee appointed by a majority of the Company’s independent directors.

     Earned contributions, earnings and balances in the individual accounts of the Named Executive Officers in 2007 are disclosed in the “Nonqualified Deferred Compensation” table.
Supplemental Disability Insurance
     The Bank provides supplemental disability insurance to certain members of executive management, including the Named Executive Officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70 percent of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit paid if a disabled participant is able to work on a part-time basis. In 2007, the Company paid a total of $27,245 for supplemental disability insurance for 25 of its executive officers, including $12,249 for the Named Executive Officers.
     The value of the supplemental disability insurance paid by the Company for the Named Executive Officers is included in the “Summary Compensation Table” under “Components of All Other Compensation Table” and disclosed in the footnote thereto.
Employment and Change in Control Agreements
     The Bank entered into an executive employment agreement with A. Douglas Gilbert on March 24, 1991. This agreement was subsequently amended on June 22, 2007 with the execution of an Executive Transition Agreement between the Company and Mr. Gilbert which provides for Mr. Gilbert’s anticipated retirement from full-time work on or before January 31, 2009 (the “Transition Agreement”). The Bank executed similar (unamended) executive employment agreements with Dennis S. Hudson, III on January 18, 1994, and with O. Jean Strickland on October 18, 2005. A similar (unamended) employment agreement with C. William Curtis, Jr. terminated with his retirement on January 31, 2008.
     All of these employment agreements contain certain non-competition, non-disclosure and non-solicitation covenants. Each such agreement also provides for base salary, hospitalization, insurance, long term disability and life insurance in accordance with the Bank’s insurance plans for senior management, and reasonable club dues. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. The agreements provide for termination of the employee for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank’s Code of Ethics, and also upon death or permanent disability of the executive. Each agreement contains a change in control provision which provides that certain events, including the acquisition of the Bank or the Company in a merger, consolidation or similar transaction, the acquisition of 51 percent or more of the voting power of any one or all classes of Common Stock, the sale of all or substantially all of the assets, and certain other changes in share ownership, will constitute a “change in control” which would allow the executive to terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive after a change in control, and in the event of a change in duties and powers customarily associated with the office designated in such contract. Upon any such termination following a change in control, the executive’s base salary, hospitalization and other health benefits will continue for two years.
     The Company entered into change in control employment agreements with Dennis S. Hudson, III and A. Douglas Gilbert on December 24, 2003. The change in control agreement with Mr. Gilbert was subsequently amended on June 22, 2007 with the execution of the Transition Agreement between the Company and Mr. Gilbert which is more fully described below. Each change in control agreement has a three-year term and provides for automatic one-year extensions unless expressly not renewed. A change in control must occur during this period (the “Change in Control Period”) to trigger the agreement. These agreements supersede the change-in-control provisions in the executive’s employment agreements with the Bank. The Company executed a similar change in control employment agreement with William R. Hahl on December 24, 2003, having a two-year Change in Control Period. A similar two-year change in control agreement with C. William Curtis, Jr. terminated with his retirement on January 31, 2008.

     Each of the change in control employment agreements provides that, once a change in control has occurred, the executive subject to the contract (the “Subject Executive”) and the Company agree to continue, for the Change in Control Period, the Subject Executive’s employment in the same position as held in the 120 days period prior to the change in control. If the Subject Executive is terminated for “cause” or resigns “without good reason”, as defined in the agreement, the Subject Executive will receive payment of the Subject Executive’s base salary and unused vacation through the date of termination and any previously accrued and deferred compensation (the “Accrued Obligations”). If the Subject Executive resigns for “good reason” or is terminated “without cause”, or resigns for any reason during a 30-day period specified in the contract, the Subject Executive will receive the Accrued Obligations and a bonus equal to the highest bonus earned by the Subject Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Subject Executive’s date of termination and the denominator of which is 365), as well as an amount equal to what the Subject Executive’s annual base salary plus Highest Bonus would have been over the Change in Control Period. All unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Subject Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination. The Company will also provide health and other welfare benefits to the Subject Executive for the duration of the Change in Control Period.
     The Transition Agreement with Mr. Gilbert defines the compensation arrangements, including salary, bonus and other benefits, between Mr. Gilbert and the Company during the transition period between the effective date of the Transition Agreement and his anticipated retirement date (the “Transition Period”) on or before January 31, 2009 (the “Retirement Date”). Under the Transition Agreement, Mr. Gilbert received a base salary increase of 6% effective June 1, 2007, which will be maintained through his Retirement Date. Also under the Transition Agreement, the Company agrees to pay Mr. Gilbert, as long as he is employed by the Bank: (i) on each of January 31, 2008 and January 31, 2009, an annual cash bonus of $376,000, which equals his highest bonus earned over the past 3 years under the Key Manager Incentive Plan, (ii) on each of January 31, 2008 and January 31, 2009, a cash bonus of $150,000 in lieu of any of equity awards for which he would otherwise be eligible to receive during the Transition Period under the Company’s Executive Equity Compensation Program, and (iii) on the Retirement Date, the cash value of any unvested outstanding restricted stock awards (including performance vested shares that have met certain adjusted performance targets). Mr. Gilbert’s existing Employment Agreement, as amended, and Change in Control Agreement, as amended, will terminate on his Retirement Date. Mr. Gilbert will remain on the Board of Directors after his retirement and will receive non-employee director compensation for such service. He will also provide continued services as a consultant to the Company under a Consulting and Restrictive Covenants Agreement which will become effective upon Mr. Gilbert’s retirement and is explained in more detail under “Certain Transactions and Business Relationships”. The Transition Agreement is attached in its entirety as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 25, 2007.
     The potential post-employment payments to the Named Executive Officers under the employment, change in control and transition agreements are estimated in the “Other Potential Post-Employment Payments” table which follows this discussion.
     Deduction Limit
     At this time, because of its compensation levels, Seacoast does not appear to be at risk of losing deductions under Section 162(m) of the Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, Seacoast has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.
     Chief Executive Pay
     The Salary and Benefits Committee formally reviews the compensation paid to the chief executive officers of the Company and the Bank during the first quarter of each year. Final approval of the chief executive officer’s compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company. In addition to information periodically obtained from independent consulting firms, the Salary and Benefits Committee reviews the total compensation of chief executive officers of publicly held regional banks and bank holding companies of comparable size and performance in the southeastern United States.

     In January 2008, the Salary and Benefits Committee reviewed salary survey information compiled from the SNL Executive Compensation Review (“SNL Review”) and the Wyatt Financial Institution Benchmark Compensation Survey (Wyatt Survey”) (collectively, the “Survey Data”) of institutions of comparable size and performance in the southeastern United States. The information used from the SNL Review was as of December 2006 and included: 1) a comparison of base, incentive and total compensation paid by regional banks and bank holding companies in the southeastern United States with an asset size between $1.6 billion and $15.7 billion and included Capital City Bank, Bank Atlantic Bancorp, Bank United Financial Group, First Bankcorp, First Charter Corp, First Citizens Bancshares, United Community Banks, Security Bank Corp, GB&T Bancshares, Ameris Bancorp, Fidelity Southern Corporation, Pinnacle Financial Partners, First Financial Holdings, SCBT Financial Corp, South Financial Group, Alabama National Bancorp, Superior Bancorp, Bank of the Ozarks, and Simmons First National; 2) an average of base salary paid by all financial institutions in the southeastern United States with an asset size of $1 billion to $5 billion; and 3) an average of base salary paid by financial institutions with an asset size of $1 billion to $5 billion and a similar return on equity to Seacoast. The data used from the Wyatt Survey was an average of base salary compensation paid by: 1) national banks with assets of $2 billion to $9 billion, 2) banks in the southeastern United States, and 3) banks in the lower southeastern United States.
     Base Salary: Effective January 1, 2008, which is the usual annual date for executive salary adjustments, the Committee decided to maintain the salary for Mr. Dennis S. Hudson, III for 2008 unchanged at $531,450.
     Annual Cash Incentive: Based on Company earnings performance below the threshold level for 2007, Mr. Hudson III did not receive a cash incentive award for 2007, compared to an award of $125,000 in 2006 and $376,000 in 2005 under the Key Manager Incentive Plan.
     Long-Term Incentive: With respect to long-term incentive compensation paid to Mr. Hudson III in 2007, the following events occurred:
1)	The Company granted Mr. Hudson III an award of stock-settled stock appreciation rights valued at $318,870 using the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, based on the achievement of Company earnings performance in excess of the threshold level for 2006; and
2)	As provided for under the Equity Compensation Program, Mr. Hudson elected to use 50 percent of his 2006 annual cash bonus to purchase 2,685 shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and the Company matched 50 percent of the shares purchased with an award of 1,342 shares of restricted stock, granted under the 2000 Incentive Plan.

EXECUTIVE COMPENSATION
     The table below sets forth the elements that comprise total compensation for the Named Executive Officers of Seacoast or the Bank for the periods indicated.
2007 SUMMARY COMPENSATION TABLE

						Non-Equity		All
				Stock	Options	Incentive Plan		Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)		($)(4)	($)
Dennis S. Hudson, III	2007	$531,450	—	$38,324	$126,687	—		$69,068	$765,529
Chairman & Chief	2006	506,450	—	74,200	63,369	$125,000	(5)(6)	94,248	863,267
Executive Officer of Seacoast and the Bank

William R. Hahl	2007	$284,000	—	$32,655	$29,631	—		$33,568	$379,853
Executive Vice	2006	269,762	—	19,746	12,725	$63,000	(5)(6)	42,136	407,369
President & Chief Financial Officer of Seacoast and the Bank

A. Douglas Gilbert	2007	$544,075	—	$153,788	—	—		$137,447	$835,310
President & Chief	2006	500,700	—	171,781	—	$125,000	(5)	166,070	963,551
Operating & Credit Officer of Seacoast, Vice Chairman & Chief Credit Officer of the Bank

C. William Curtis, Jr.	2007	$302,250	—	$16,247	$9,233	—		$32,865	$360,595
Senior Executive Vice	2006	302,250	—	20,141	9,233	$70,000	(5)	53,764	455,388
President & Chief Banking Officer of Seacoast and the Bank

O. Jean Strickland	2007	$417,000	—	$5,311	$67,184	—		$52,205	$541,700
Senior Executive Vice	2006	347,500	—	12,010	19,282	$104,000	(5)	57,202	539,994
President of Seacoast and President & Chief Operating Officer of the Bank

(1)	A portion of executive’s base salary included in this number was deferred into the Company’s Executive Deferred Compensation Plan, the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Executive Equity Compensation Program and may include amounts from awards granted in and prior to 2007. A discussion of the relevant assumptions used in the valuation is contained in Note J to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 17, 2008. In valuing stock and options awards, no forfeitures are assumed for the Named Executive Officers.

(3)	All incentive cash compensation was paid for results achieved during the applicable fiscal year in accordance with the Key Manager Incentive Plan described above.

(4)	Additional information regarding other compensation is provided in the “Components of All Other Compensation Table” below.

(5)	Earned in 2006, but paid in 2007.

(6)	As provided for under the Equity Compensation Program, the Named Executive Officer elected to use 50 percent of his annual cash bonus to purchase shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and the Company matched 50 percent of the shares purchased with an additional award of restricted stock, granted under the 2000 Incentive Plan. The restricted stock granted under the bonus stock matching program vests in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as the Named Executive Officer remains employed by the Company. The restricted stock purchased by the Named Executive Officer was subject to a one-year holding period which expired on February 2, 2008. The grants to the individual Named Executive Officers are disclosed in the “Grants of Plan-Based Awards” table below.
2007 COMPONENTS OF ALL OTHER COMPENSATION TABLE

		Company Paid			Company
		Contributions to			Paid Contri-
		Profit Sharing Plan			butions to
					Executive			Dividends	Paid by
				Discre-	Deferred	Premium on	Excess	on	Company
				tionary	Compen-	Supplemental	Life	Unvested	into
		Profit-		Retire-	sation	Disability	Insurance	Restricted	Cafeteria
Name	Year	Sharing	Match	ment	Plan(1)	Insurance	Benefit	Stock(2)	Plan	Other		Total
D. S. Hudson, III	2007	0	$9,000	$4,500	$17,987	$2,678	$1,242	$33,111	$550	—		$69,068
	2006	$6,600	12,100	4,400	30,477	6,714	1,242	32,165	550	—		94,248

W. R. Hahl	2007	0	$9,000	$4,500	$3,140	$2,618	$2,322	$11,438	$550	—		$33,568
	2006	$6,600	12,100	4,400	5,282	3,737	2,322	7,145	550	—		42,136

A. D. Gilbert	2007	0	$9,000	$4,500	$18,745	$2,372	$4,191	$75,004	$550	$23,084	(3)	$137,447
	2006	$6,600	12,100	4,400	29,474	13,703	$4,191	69,020	550	26,032	(4)	166,070

C. W. Curtis, Jr.	2007	0	$9,000	$4,500	$4,235	$2,079	$4,191	$8,310	$550	—		$32,865
	2006	$6,600	12,100	4,400	9,036	1,312	4,191	7,999	550	$7,576		53,764

O. J. Strickland	2007	0	$9,000	$4,500	$11,120	$2,501	$810	$4,762	$550	$18,962	(5)	$52,205
	2006	$6,600	12,100	4,400	13,788	2,320	810	5,172	550	11,462	(5)	57,202

(1)	Earned in reporting year, but paid in following year.

(2)	Dividends paid on unvested restricted stock include tax gross-up of 26.45 percent on all Named Executive Officers.

(3)	Includes $14,109 for car allowance, $1,585 for personal use of club membership, $5,890 for a long-term care policy and $1,500 for incremental personal use of Company provided cellular phone.

(4)	Includes $17,373 for incremental personal use of company vehicle, $1,343 in transportation and meal expenses for spouse to attend Company endorsed events, $5,890 for a long-term care policy and $1,426 for incremental personal use of Company provided cellular phone.

(5)	For incremental personal use of Company vehicle.

2007 GRANTS OF PLAN-BASED AWARDS
     The following table sets forth certain information concerning plan-based awards granted during 2007 to the Named Executive Officers. All equity awards relate to Common Stock. There are no stock awards, options or SARs involving Preferred Stock.

									All		All
									Other		Other
									Stock		Option
		Date	Estimated Future Payments			Estimated Future Payouts			Awards:		Awards:	Exercise
		Approved	Under Non-Equity			Under Equity			Number		Number of	or Base
		by the	Incentive Plan Awards (1)			Incentive Plan Awards (2)			of Shares		Securities	Price of
		Salary and							of Stock		Underlying	Option	Grant
	Grant	Benefits	Threshold	Target	Maximum	Threshold	Target	Maximum	in Units		Options	Awards	Date Fair
Name	Date	Committee	($)	($)	($)	(#)	(#)	(#)	(#)		(#)(3)	($/Sh)	Value
D. S. Hudson III	2/2/2007	5/16/2006	—	—	—	—	—	—	2,685	(4)		—	—	(8)
	2/2/2007	5/16/2006							1,342	(4)		$23.27	$31,228
	4/2/2007	3/20/2007									73,135	$22.22	318,870

W. R. Hahl	2/2/2007	5/16/2006	—	—	—	—	—	—	1,353	(5)		—	—	(9)
	2/2/2007	5/16/2006							676	(5)		$23.27	$15,731
	4/2/2007	3/20/2007							3,834	(6)	19,541	$22.22	170,400

A. D. Gilbert	4/2/2007	3/20/2007	—	—	—	—	—	—	14,195	(6)		$22.22	$315,413

C. W. Curtis, Jr.	4/2/2007	3/20/2007	—	—	—	—	—	—	1,000	(7)		$22.22	$22,220

O. J. Strickland	4/2/2007	3/20/2007	—	—	—	—	—	—			57,385	$22.22	$250,200

(1)	Pursuant to the Key Manager Incentive Plan described above.

(2)	Pursuant to the Equity Compensation Program described above.

(3)	Stock-settled stock appreciation awards granted under the 2000 Incentive Plan based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on April 2, 2007. The awards vest in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as the recipient remains employed by the Company. These awards were listed as Estimated Future Payouts under Equity Incentive Plan Awards under the “2006 Grant of Plan-Based Awards” Table in the Company’s 2006 Proxy Statement.

(4)	As provided for under the Equity Compensation Program, Mr. Hudson elected to use 50 percent of his annual 2006 cash bonus to purchase 2,685 shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and the Company matched 50 percent of the shares purchased with an award of 1,342 shares of restricted stock, granted under the 2000 Incentive Plan. The restricted stock granted under the bonus stock matching program vests in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as Mr. Hudson remains employed by the Company. The restricted stock purchased by Mr. Hudson was subject to a one-year holding period which expired on February 2, 2008.

(5)	As provided for under the Equity Compensation Program, Mr. Hahl elected to use 50 percent of his annual 2006 cash bonus to purchase 1,353 shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and the Company matched 50 percent of the shares purchased with an award of 676 shares of restricted stock, granted under the 2000 Incentive Plan. The restricted stock granted under the bonus stock matching program vests in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as Mr. Hahl remains employed by the Company. The restricted stock purchased by Mr. Hahl was subject to a one-year holding period which expired on February 2, 2008.

(6)	Restricted stock award granted under the 2000 Incentive Plan based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on April 2, 2007. The award vests in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as the recipient remains employed by the Company. The recipient has full voting and dividend rights with respect to the restricted stock during the vesting period. These awards were listed as Estimated Future Payouts under Equity Incentive Plan Awards under the “2006 Grant of Plan-Based Awards” Table in the Company’s 2006 Proxy Statement.

(7)	Restricted stock award granted under the 2000 Incentive Plan based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on April 2, 2007. This award was fully vested with Mr. Curtis’ retirement on January 31, 2008.

(8)	Shares purchased by Mr. Hudson for a total of $62,480 based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and issued as restricted stock subject to one-year holding period which expired on February 2, 2008.

(9)	Shares purchased by Mr. Hahl for a total of $31,484 based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007, and issued as restricted stock subject to one-year holding period which expired on February 2, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
     The following table sets forth certain information concerning outstanding equity awards as of December 31, 2007 granted to the Named Executive Officers. This table includes the number of shares of Common Stock covered by both exercisable options, non-exercisable options or stock appreciation rights (“SARs”), and unexercised unearned options or SARs awarded under an equity incentive plan as of December 31, 2007. Also reported are the number of shares of Common Stock, and their market value, that have not vested, as well as unearned shares or rights awarded under an equity incentive plan, and their market value, that have not vested as of December 31, 2007. All exercised and vested shares are shares of Common Stock, and all options and SARs relate to Common Stock. There are no options or SARs involving Preferred Stock.

	Option Awards						Stock Awards(1)
										Equity		Equity
										Incentive		Incentive
				Equity						Plan Awards:		Plan Awards:
				Incentive						Number of		Market or
				Plan Awards:						Unearned		Payout Value
	Number of	Number of		Number of			Number of		Market Value	Shares,		of Unearned
	Securities	Securities		Securities			Shares or		of Shares	Units		Shares, Units
	Underlying	Underlying		Underlying			Units of		or Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested(1)		Vested	Vested(1)		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)
D.S. Hudson, III	72,600	—		—	8.78788	6/16/2008	3,500	(2)	$35,980	17,500	(3)	$179,900
	60,000	15,000	(4)	—	17.08	11/17/2013	2,600	(5)	$26,728	6,500	(6)	$66,820
	18,000	12,000	(7)	—	22.40	12/21/2014	1,342	(8)	$13,796
	—	27,600	(9)	—	26.72	5/16/2016
	—	73,136	(10)	—	22.22	4/2/2007

W. R. Hahl	13,100	—		—	8.78788	6/16/2008	660	(2)	$6,785	3,300	(3)	$33,924
	10,400	2,600	(4)	—	17.08	11/17/2013	440	(5)	$4,523	1,100	(6)	$11,308
	3,000	2,000	(7)	—	22.40	12/21/2014	2,025	(11)	$20,817
	—	7,350	(9)	—	26.72	5/16/2016	676	(8)	$6,949
	—	19,541	(10)	—	22.22	4/2/2007	3,834	(12)	$39,414

A. D. Gilbert	36,300	—		—	8.78788	6/16/2008	7,000	(2)	$71,960	35,000	(3)	$359,800
							5,200	(5)	$53,456	13,000	(6)	$133,640
							7,500	(11)	$77,100
							14,195	(12)	$145,925

C. W. Curtis, Jr.	7,000	3,000	(4)	—	17.08	11/17/2013	800	(2)(13)	$8,224	4,000	(3)	$41,120
	4,200	2,800	(7)	—	22.40	12/21/2014	600	(5)(13)	$6,168	1,500	(6)	$15,420
							1,000	(11)(13)	$10,280
							1,000	(12)(13)	$10,280

O. J. Strickland	18,100	—		—	$8.78788	6/16/2008	550	(2)	$5,654	2,750	(3)	$28,270
	8,800	2,200	(4)	—	17.08	11/17/2013	440	(5)	$4,523	1,100	(6)	$11,308
	2,400	1,600	(7)	—	22.40	12/21/2014
	—	18,200	(9)	—	26.72	5/16/2016
	—	57,385	(10)	—	22.22	4/2/2007

(1)	The Named Executive Officer has full voting and dividend rights with respect to the restricted stock during the vesting period.

(2)	Represents time-vested restricted stock award of Common Stock granted to the Named Executive Officer on November 17, 2003 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, the restricted shares vest on November 17, 2008.

(3)	Represents performance-vested restricted stock award of Common Stock granted to the Named Executive Officer on November 17, 2003 under the 2000 Incentive Plan. These restricted shares vest over a 5-year performance period beginning January 1, 2004 and ending December 31, 2008, based upon the growth in the Company’s earnings per share (“EPS”) over the performance period compared to the Company’s EPS for fiscal year 2003, as follows:

EPS Growth	% of Restricted Shares Vesting
Less than 38%	0
38%	25%
50%	50%
75%	75%
85%	100%
Notwithstanding the above schedule, 100 percent of the restricted shares will vest on November 17, 2008 if the Company achieves a return on equity (ROE) of at least 16.5 percent for 3 consecutive quarters during the performance period, regardless of whether the EPS targets are met. During the performance period, all shares of restricted stock generally will be forfeited upon termination of employment for any reason.

(4)	Represents time-vested stock option award granted to the Named Executive Officer on November 17, 2003 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, the unexercisable options vest on November 17, 2008.

(5)	Represents time-vested restricted stock award of Common Stock granted to the Named Executive Officer on December 21, 2004 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, one-half of the restricted shares vest on December 21, 2008, and the remainder vest on December 21, 2009.

(6)	Represents performance-vested restricted stock award of Common Stock granted to the Named Executive Officer on December 21, 2004 under the 2000 Incentive Plan. These restricted shares vest over a 5-year performance period beginning January 1, 2005 and ending December 31, 2009, based upon the growth in the Company’s earnings per share (“EPS”) over the performance period compared to the Company’s EPS for fiscal year 2004, as follows:

EPS Growth	% of Restricted Shares Vesting
Less than 38%	0
38%	25%
50%	50%
75%	75%
85%	100%

Notwithstanding the above schedule, 100 percent of the restricted shares will vest on December 21, 2009 if the Company achieves a return on equity (ROE) of at least 16.5 percent for 3 consecutive quarters during the performance period, regardless of whether the EPS targets are met. During the performance period, all shares of restricted stock generally will be forfeited upon termination of employment for any reason.

(7)	Represents time-vested stock option award granted to the Named Executive Officer on December 21, 2004 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, one-half of the unexercisable options vest on December 21, 2008, and the remainder vest on December 21, 2009.

(8)	As provided for under the Equity Compensation Program, the Named Executive Officer elected to use 50 percent of his annual 2006 cash bonus to purchase shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007. This represents the Company’s 50% match of the shares purchased in the form of a restricted stock award, granted under the 2000 Incentive Plan. This restricted stock vests in 25 percent increments each year beginning on the second anniversary of the date of grant, as long as the Named Executive Officer remains employed by the Company.

(9)	Represents stock-settled stock appreciation rights granted to the Named Executive Officer on May 16, 2006 under the 2000 Incentive Plan, which vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the Named Executive Officer.

(10)	Represents stock-settled stock appreciation rights granted to the Named Executive Officer on April 2, 2007 under the 2000 Incentive Plan, which vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the Named Executive Officer.

(11)	Represents time-vested restricted stock award of Common Stock granted to the Named Executive Officer on May 16, 2006 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, one-quarter of the restricted shares vest on May 16, 2008 and the remainder vests in increments of 25 percent on each of the following three anniversary dates thereafter.

(12)	Represents time-vested restricted stock award of Common Stock granted to the Named Executive Officer on April 2, 2007 under the 2000 Incentive Plan. As long as the Named Executive Officer remains employed by the Company, one-quarter of the restricted shares vest on April 2, 2009 and the remainder vests in increments of 25 percent on each of the following three anniversary dates thereafter.

(13)	These time-vested restricted stock awards were immediately and fully vested with Mr. Curtis’ retirement on January 31, 2008.
2007 OPTION EXERCISES AND STOCK VESTED
     The following table shows stock options exercised by the Named Executive Officers during 2007, including the value of gains on the date of exercise. In addition, this table reports the vesting of stock awards or similar instruments during 2007 granted to the Named Executive Officers, and the value of the gains realized on vesting.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value	Acquired	Value
	on Exercise	Realized	on Vesting	Realized
Name	(#)(1)	($)	(#)(1)	($)
Dennis S. Hudson, III	19,800	$316,062	4,800	$59,593
William R. Hahl	23,200	$257,309	880	$10,958
A. Douglas Gilbert	46,200	$708,812	9,600	$119,186
C. William Curtis, Jr.	8,600	$90,368	1,100	$13,653
O. Jean Strickland	—	—	770	$9,539

(1)	All exercised and vested shares are shares of Common Stock. There are no options or stock awards involving Preferred Stock.

2007 NONQUALIFIED DEFERRED COMPENSATION
     The following table discloses, for each of the Named Executive Officers, contributions, earnings and balances during 2007 under the Executive Deferred Compensation Plan, described in the narrative discussion above.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)
Dennis S. Hudson, III	$3,806	$17,987	$10,903	—	$311,882	(4)
William R. Hahl	$5,864	$3,140	$1,646	—	$99,694	(5)
A. Douglas Gilbert	$4,528	$18,745	$19,194	—	$386,530	(6)
C. William Curtis, Jr.	$65,346	$4,235	$13,793	—	$295,755	(7)
O. Jean Strickland	$14,479	$11,120	($9,936)	—	$214,256	(8)

(1)	Total amount included in the Salary column of the Summary Compensation Table.

(2)	Total amount included in the All Other Compensation column of the Summary Compensation Table. This amount was contributable in 2007, but was credited to account of Named Executive Officer in 2008.

(3)	None of this amount is included in the Summary Compensation Table since no earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

(4)	Includes $183,335 contributed by the Company, as well as executive contributions, included in the Summary Compensation Tables in previous years.

(5)	Includes $25,759 contributed by the Company, as well as executive contributions, included in the Summary Compensation Tables in previous years.

(6)	Includes $178,325 contributed by the Company, as well as executive contributions, included in the Summary Compensation Tables in previous years.

(7)	Includes $53,735 contributed by the Company, as well as executive contributions, included in the Summary Compensation Tables in previous years.

(8)	Includes $17,242 contributed by the Company, as well as executive contributions, included in the Summary Compensation Tables in previous years.

2007 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
     The following table quantifies, for each of the Named Executive Officers, the potential post-employment payments under the provisions and agreements described above in the narrative discussion, assuming that the triggering event occurred on December 31, 2007 and the price of the Company’s securities is the closing market price on December 31, 2007 ($10.28).

								Total Value
								of
						Total Value		Outstanding
						of		Stock
						Outstanding		Option
					Value of	Stock		Awards or
	Term		Annual		Other	Awards that		SARs that	Total
	(in		Base	Annual	Annual	Immediately		Immediately	Value of
	years)		Salary	Bonus	Benefits	Vest		Vest	Benefit
Name	(#)		($)	($)	($)	($)		($)	($)
Dennis S. Hudson, III Upon Termination without Cause(1)	3	(2)	$531,450	—	$35,957	—		—	$1,134,814
Upon Death or Disability (1)	3	(2)	$531,450	—	$35,957	$76,504	(3)	—	$1,211,318
Upon Change-in-Control (4)	3		$531,450	$376,000	$35,957	$323,224		—	$3,153,445

William R. Hahl Upon Change-in-Control (4)	2		$284,000	$167,000	$22,130	$123,720		—	$1,069,980

A. Douglas Gilbert Upon Termination without Cause(1) (5)	(5)		$557,242	—	$45,249	—		—	$652,698
Upon Death or Disability (1)(5)	(5)		$557,242	—	$45,249	$348,441	(3)	—	$1,001,139
Upon Change-in-Control (4)(5)	(5)		$557,242	$376,000	$45,249	$841,881		—	$1,820,372
Upon Retirement (5)	(5)		$557,242	$526,000	$60,943	$348,441	(6)	—	$1,492,625

C. William Curtis, Jr. (7) Upon Termination without Cause(1)	3	(2)	$302,250	—	$24,555	—		—	$653,611
Upon Death or Disability (1)	3	(2)	$302,250	—	$24,555	$34,952	(3)	—	$688,563
Upon Change-in-Control (4)	3		$302,250	$197,000	$24,555	$91,492		—	$1,139,103

O. Jean Strickland Upon Termination without Cause(1)	3	(2)	$417,000	—	$28,481	—		—	$890,961
Upon Death or Disability (1)	3	(2)	$417,000	—	$28,481	$10,177	(3)	—	$901,139
Upon Change-in-Control (1)	3	(2)	$417,000	—	$28,481	—		—	$890,961

(1)	As provided for in the Employment Agreement described above. Named Executive Officer receives full base salary, including any other cash compensation to which Named Executive Officer would be entitled at termination date. Other annual benefits include hospitalization insurance premium (including major medical), long-term disability and life insurance premiums, and payments under all current employee benefit plans and arrangements in which management is permitted to participate.

(2)	Initial term of agreement is as indicated with automatic renewal on each anniversary, but benefits under the agreement are paid for a period of two years following the termination date.

(3)	As provided for in the award agreements for the individual equity awards.

(4)	As provided for in the Change in Control Agreement described above. Annual Base Salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to Named Executive Officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual Bonus is equal to Named Executive Officer’s highest annual bonus for the last three full fiscal years prior to the triggering event. Other annual benefits include Company-paid profit-sharing contributions, medical, prescription, dental, employee life, group life, accidental death and travel accident insurance plans and programs paid by the Company prior to the triggering event.

(5)	As provided for in the Transition Agreement with Mr. Gilbert described above, the term of the agreement is from June 22, 2007 through his Retirement Date (no later than January 31, 2009). Certain other provisions of the Employment Agreement and Change in Control Agreement with Mr. Gilbert are also modified by the Transition Agreement, the effects of which are noted.

(6)	Includes the cash value of unvested “performance-vesting” restricted shares multiplied by a percentage, determined by the Company, based on the performance vesting schedule set forth in the original award agreement, adjusting the performance period and performance targets (pro rata) to reflect a performance period ending at the end of the fiscal year immediately preceding Mr. Gilbert’s retirement date.

(7)	Mr. Curtis retired on January 31, 2008, terminating the agreements under which these payments would be made.
PERFORMANCE GRAPH
     The following line-graph compares the cumulative, total return on Seacoast’s Common Stock from December 31, 2002 to December 31, 2007, with that of the Nasdaq Bank Index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market) and the Russell 2000 Financial Services Index (an average of all financial service companies included in the Russell 2000 Index). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

	2002	2003	2004	2005	2006	2007
Seacoast	100	103.99	136.59	144.45	159.93	70.42
Nasdaq Bank Index	100	132.59	150.40	147.42	167.54	134.67
Russell 2000	100	139.00	167.75	171.15	203.95	170.27
Financial Services Index

2007 DIRECTOR COMPENSATION
     The table below sets forth the elements that comprise total compensation for Board members who are not Named Executive Officers of the Company or the Bank.

	Fees Earned or		All
	Paid in Cash		Other Compensation		Total
Name	($)(1)		($)		($)
Stephen E. Bohner	$47,100	(2)	—		$47,100
Jeffrey C. Bruner	$38,400		—		$38,400
John H. Crane	$51,300		—		$51,300
T. Michael Crook	$36,200	(2)	—		$36,200
Christopher E. Fogal	$40,900		—		$40,900
Jeffrey S. Furst	$49,300	(2)	—		$49,300
Dale M. Hudson			$265,239	(3)	$267,464
Dennis S. Hudson, Jr.	$39,800		—		$39,800
Thomas E. Rossin	$41,300		—		$41,300
John R. Santarsiero, Jr.	$46,100		—		$46,100
Thomas H. Thurlow, Jr.	$34,900	(2)	—		$34,900
Edwin E. Walpole, III	$33,300		—		$33,300

(1)	Board members who are not executive officers of the Company or the Bank are paid an annual retainer of $23,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainer, Board members who are not executive officers receive $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired. The members of the Salary and Benefits Committee, Audit Committee and Nominating/Governance Committee receive an additional $100 for each of these committee meetings attended and $200 for each of these committee meetings chaired. Executive officers that are also directors do not receive any additional compensation for services provided as a director. Dale M. Hudson is the only director listed that is also an executive officer of the Company.

(2)	Deferred into the Company’s Director’s Deferred Compensation Plan described below.

(3)	Executive compensation paid to Mr. Hudson as Vice Chairman of the Company. Includes salary of $245,000 (including $817 that was deferred into the Company’s Executive Deferred Compensation Plan), $9,000 in employer matching contribution to the Profit Sharing Plan, $4,500 in employer discretionary retirement contributions, $800 in employer matching contributions to the Executive Deferred Compensation Plan, $550 paid by the employer into the Cafeteria Plan, $4,944 in excess life insurance benefits, and $445 in supplemental long-term disability benefits.
Directors Deferred Compensation Plan
     The Company has a Directors’ Deferred Compensation Plan to allow non-employee directors of the Company and its subsidiaries to defer receipt of fees paid to them for their service on the boards of directors and committees of the Company and its subsidiaries until their separation from service with the Company. Annually, each participant may direct how his account in the Directors’ Deferred Compensation Plan is invested prospectively among four investment vehicle options: three mutual funds and a derivative security comprised of Company Common Stock (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the Directors Deferred Compensation Plan are above-market or preferential.

     The assets of the Directors’ Deferred Compensation Plan are held, invested and administered from a “Rabbi trust” established by the Company as a funding vehicle for the plan, and all amounts paid under the plan are paid in cash or stock from the general assets of the Company. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest greater than that of an unsecured creditor.
     The plan’s Rabbi trust is administered pursuant to a trust agreement between the Company and M&I (the “Trust”), trustee of the Trust. Under the Trust agreement the Company has agreed to indemnify and to hold M&I harmless from and against all claims, expenses (including reasonable attorney fees), liabilities, damages, actions or other charges incurred by or assessed against M&I as a direct or indirect result of M&I’s reliance upon the directions, acts or omissions of the plan administrator, the Company, any investment advisor, or any participant of the plan or as a direct or indirect result of any act or omission of any other person charged under any agreement affecting the assets of the Trust with investment responsibility with respect to such assets.
     Upon a participant’s separation from service on the Board, the participant will receive the balance of his Stock Account in kind and the balance of his mutual fund account in cash in one of the following three forms specified by the participant at the time of initial deferral election: (1) a lump sum; (2) monthly installments over a period not to exceed five years; or (3) a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years. Upon death of the participant prior to the distribution of his account, the balance in the account shall be paid in a lump sum to the beneficiary or to the estate of the participant if no beneficiary is designated. In general, a participant may not change his initial election regarding the form of distribution applicable to their account. However, before the end of 2007 participants had the opportunity to make a one-time election to change their distribution election, provided the change applied only to amounts that would not otherwise be payable in 2007 and the change did not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.
     The plan includes a provision for a distribution to the participant prior to his separation from service on the Board of an amount in the participant’s account made due to an unforeseeable emergency suffered by the participant. For this purpose, “unforeseeable emergency” has the meaning set forth in Section 409A(a)(2)(A)(vi) of the Code and the related regulations. Such withdrawal must be requested in writing by the participant and deemed necessary by, and in the sole discretion of, the chief executive officer of the Company. Withdrawals in connection with an “unforeseeable emergency” are restricted for Section 16 insiders who have transferred funds into or out of the Stock Account within the previous six months.

SALARY AND BENEFITS COMMITTEE REPORT
     The Salary and Benefits Committee assists the Board of Directors with administering its responsibilities relating to the compensation of the Company’s executive officers, including the chief executive officer. In addition, this Committee also has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Salary and Benefits Committee operates under a written charter that was revised in 2006 upon approval by the Board of Directors. The Committee Charter is available on the Company’s website at www.seacoastbanking.net.
     The Salary and Benefits Committee currently is composed of four persons, all of whom are “independent”. The Committee also serves as the salary and benefits committee of the Bank.
     The Salary and Benefits Committee believes that it has taken the actions necessary and appropriate to fulfill its responsibilities under the Salary and Benefits Committee’s Charter. To carry out its responsibilities, the Committee held six meetings in 2007.
     In fulfilling its oversight responsibilities, the Salary and Benefits Committee reviewed with management the Compensation Discussion and Analysis to be included in this Proxy Statement and required as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality and the clarity of disclosures contained therein. Based on this review and discussion, the Salary and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis contained in this Proxy Statement be included by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Board has approved and ratified such recommendation.

Salary and Benefits Committee: Thomas E. Rossin, Chairman Stephen E. Bohner John R. Santarsiero, Jr. Edwin E. Walpole, III
March 20, 2008

AUDIT COMMITTEE REPORT
     The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter that was last revised in March 2008 to update committee member independence requirements, and was approved by the Board of Directors. The Audit Committee charter is available on the Company’s website at www.seacoastbanking.net. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2007 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2007 and 2006 and for the three years in the period ended December 31, 2007.
     The Audit Committee currently is composed of four persons, all of whom are “independent”. In addition, the Board of Directors has determined that Christopher E. Fogal, Chairman of the Committee, is both “independent” under NASD rules and an “audit committee financial expert” as defined by the SEC. The Audit Committee also serves as the audit committee of the Bank.
     The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls and reporting. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of the Company’s financial reporting process and system of internal controls and monitors the independence and performance of the Company’s independent auditors and internal auditors.
     The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee charter. To carry out its responsibilities, the Audit Committee held six meetings in 2007.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and assumptions and the clarity of disclosures in the financial statements.
     The Audit Committee also reviewed with the Company’s independent auditors, KPMG LLP, the audited financial statements, their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No.61, Communication with Audit Committees. In addition, the Audit Committee discussed with KPMG LLP its independence from management and the Company, including the written disclosures, letter and other matters required of KPMG LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2007 by KPMG LLP that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2007 is compatible with maintaining KPMG LLP’s independence, and determined that the provision of non-audit services by KPMG LLP did not impair its independence.
     Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also discussed KPMG LLP’s audit opinion under Section 404 of the Sarbanes Oxley Act of 2002 and the Public Company Accounting Oversight Board Standard Number 5.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Board has approved and ratified such recommendation.

Audit Committee: Christopher E. Fogal, Chairman John H. Crane, Member T. Michael Crook, Member Jeffrey S. Furst, Member
March 20, 2008

SALARY AND BENEFITS COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
     Messrs. Rossin (Chairman), Bohner, Santarsiero and Walpole are the members of the Salary and Benefits Committee, none of whom is or has been an officer or employee of Seacoast or its subsidiaries.
     There are no “interlocks”, as defined by the SEC, with respect to any member of the Salary and Benefits Committee.
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
     Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.
     As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder who exercises power or influence over broad policy-making functions of the bank, of its parent company or of any other subsidiary of its parent company. Loans to an insider may include loans to a “related interest” of the insider, which includes any business in which the insider has a controlling interest or owns 25 percent or more of the stock, or in which the insider owns 10 percent or more and maintains control over the company’s policies and procedures. Regulation O imposes lending limits on loans to insiders and requires that the bank ensure that preferential treatment is not given to insiders (i.e., that the terms and conditions of the credit are substantially the same as those extended to other customers of the bank). Board approval is required of any extensions of credit to executive officers or if the aggregate debt of a director exceeds $500,000 or 5 percent of the bank’s unimpaired capital and unimpaired surplus (excluding first mortgages on personal residences up to $100,000). The Bank is also required to maintain records on all insiders, update them with any change in executive management, and present a report to its board of directors at least annually which details extensions of credit to insiders from correspondent banks. In addition, the Bank’s board of directors reviews, on a monthly basis, loans to directors, officers, employees and their related interests, as well as any occurrences of non-sufficient funds on director and executive officer accounts. The Bank’s written loan policy requires compliance with the provisions of Regulation O.
     The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2007, was approximately $8,173,262, which represented approximately 3.81 percent of Seacoast’s consolidated shareholders’ equity on that date.
     Transactions with related persons which do not involve indebtedness to the Bank are reported to and reviewed quarterly by the Audit Committee. Messrs. Fogal (Chairman), Crane, Crook and Furst are the members of the Audit Committee, none of whom is or has been an officer or employee of Seacoast or its subsidiaries.
     Jeffrey C. Bruner, a director of Seacoast and the Bank, is a controlling shareholder of Mayfair Investments, which leases to the Bank 21,400 square feet of space adjacent to the Seacoast National Center in Stuart, Florida, pursuant to a lease agreement which expires in May 2009. The Bank paid rent of approximately $335,290 on this property in 2007, of which Mr. Bruner’s individual interest was $36,882 and the Bruner family interest was $134,116. Seacoast believes the terms of this lease are commercially reasonable and comparable to rental terms negotiated at arm’s length between unrelated parties for similar property in Stuart.
     On June 22, 2007, the Company and A. Douglas Gilbert entered into a Consulting and Restrictive Covenants Agreement (the “Consulting Agreement”) which will become effective upon Mr. Gilbert’s retirement on or before January 31, 2009, under which he will provide consulting services, as defined, for a period of five years in exchange for a consulting fee of $25,000 per month. Mr. Gilbert has agreed to various restrictions on his conduct during the term of the agreement, and for a period of two years following any termination, including non-disclosure of confidential information, non-solicitation of employees and customers and non-competition with the Company and the Bank. The Consulting Agreement with Mr. Gilbert is attached in its entirety as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2007.
     For information concerning specific transactions and business relationships between Seacoast or the Bank and certain of its directors or executive officers, see “Salary and Benefits Committee Interlocks and Insider Participation”.

PRINCIPAL SHAREHOLDERS
     As of February 29, 2008, the only shareholders known to Seacoast to be the beneficial owners, as defined by SEC rules, of more than five percent of the outstanding shares of Common Stock were the following, for whom beneficial ownership information is set forth in the following table.

Name and Address of	Number and Percent of
Beneficial Owner	Common Stock Beneficially Owned
	Number		%
Dale M. Hudson (1) (2)	1,606,982.7		8.41%
192 S.E. Harbor Point Drive Stuart, FL 34996

Dennis S. Hudson, Jr.(1) (3)	1,345,696		7.04%
157 S. River Road Stuart, FL 34996

Dennis S. Hudson, III (1) (3)	1,436,842.3		7.52%
2341 NW Bay Colony Court Stuart, FL 34994

Mary T. Hudson (1) (2)	1,606,982.7	(4)	8.41%
192 S.E. Harbor Point Drive Stuart, FL 34996

Anne P. Hudson(1) (3)	1,345,696	(5)	7.04%
157 S. River Road Stuart, FL 34996

Edward S. Barr	1,223,688	(6)	6.38%
1999 Richmond Road, Suite 1B Lexington, KY 40502

Private Capital Management, L. P.	1,771,959	(7)	9.3%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108

(1)	Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Anne P. Hudson is the wife of Dennis S. Hudson, Jr. Mary T. Hudson is the wife of Dale M. Hudson. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. See the table under “Proposal 1 — Election of Directors” for further information on their beneficial ownership.

(2)	Dale M. Hudson and his wife, Mary T. Hudson, are the general partners of Monroe Partners, their family limited partnership, which as of February 29, 2008 owned 1,456,121 shares of Company Common Stock. Each of Dale M. Hudson and Mary T. Hudson, as general partners, may be deemed to share voting and investment power with the other general partner and each of them disclaims beneficial ownership with respect to such shares except to the extent of their respective partnership interests. See “Proposal 1 — Election of Directors” for further information regarding their beneficial ownership.

(3)	Dennis S. Hudson, Jr. and his wife, Anne P. Hudson, together with their son, Dennis S. Hudson, III, are the general partners of Sherwood Partners, their family limited partnership, which as of February 29, 2008 owned 1,121,778 shares of Company Common Stock. Mr. and Mrs. Dennis Hudson, Jr. and their children are also limited partners of Sherwood Partners. Mr. and Mrs. Hudson have transferred certain of their limited partnership interests into trusts for the benefit of their family members. Each of Dennis S. Hudson, Jr., Anne P. Hudson and Dennis S. Hudson, III, as general partners, may be deemed to share voting and investment power with the other general partners and each of them disclaims beneficial ownership with respect to such shares except to the extent described in the table under “Proposal 1 — Election of Directors”, which contains further information regarding their beneficial ownership.

(4)	Includes 136,295 shares held jointly with Mrs. Hudson’s husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power.

(5)	Includes 67,442 shares held by Mrs. Hudson’s husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power.

(6)	Includes 10,250 shares held by Edward S. Barr (“Mr. Barr”) individually (or through retirement accounts for his benefit); 500 shares owned by E. S. Barr Holdings, LLC (“Barr Holdings”), of which Mr. Barr is a manager and majority equity holder; 4,000 shares owned by E. S. Barr & Company (“Barr & Company”), a registered investment advisor wholly-owned by Barr Holdings, of which Mr. Barr is president and a director; 1,052,738 shares held in the aggregate in numerous accounts of Barr & Company, which has the power to direct the disposition of such shares; and 156,200 shares held in aggregate by entities (other than Barr Holdings and Barr & Company) which are affiliates of Mr. Barr. Mr. Barr disclaims beneficial ownership of any shares not held of record by him. The foregoing information is based solely upon a joint Schedule 13G dated February 14, 2008 and filed with the SEC by Mr. Barr, Barr Holdings and Barr & Company with respect to common stock held by each as of December 31, 2007.

(7)	Private Capital Management (“PCM”) is investment management company. Of the shares beneficially owned, PCM reports that it has both sole voting and dispositive power as to 8,800 shares. PCM also reports both shared voting and dispositive power as to 1,763,159 shares, as to which shares PCM disclaims beneficial ownership. The information regarding PCM, including the number and percent of Common Stock beneficially owned, is based solely upon a Schedule 13G/A dated February 14, 2008 and filed by PCM with respect to Common Stock beneficially owned by PCM as of December 31, 2007.

PROPOSAL 2
APPROVAL AND ADOPTION OF PROPOSED
SEACOAST’S 2008 LONG-TERM INCENTIVE PLAN
     The Company currently maintains the 2000 Incentive Plan, which provides for the grant of options to purchase shares of the Company’s Common Stock to key employees of the Company and its subsidiaries. As of February 29, 2008, there were 290,726 shares of Common Stock remaining available for the grant of options under the 2000 Incentive Plan.
     On November 20, 2007, the Board of Directors adopted the Seacoast Banking Corporation of Florida 2008 Long-Term Incentive Plan (the “2008 Plan”), subject to approval of the 2008 Plan by the shareholders at the Annual Meeting. Whether or not the shareholders approve the 2008 Plan, the Company may continue to grant options under the 2000 Incentive Plan until the shares authorized thereunder are depleted or until such plan otherwise expires.
     The Company has reserved 1,500,000 shares of the authorized but unissued shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2008 Plan.
     A summary of the 2008 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2008 Plan, which is filed as Exhibit A to this Proxy Statement.
General
     The purpose of the 2008 Plan is to promote the success and enhance the value of the Company by linking the personal interests of officers and key employees to those of the stockholders, and by providing such officers and key employees with an incentive for outstanding performance. As of February 29, 2008, there were approximately 34 officers and employees (including three of the Named Executive Officers: Dennis S. Hudson, III, William R. Hahl and O. Jean Strickland) eligible to participate in the 2008 Plan.
Shares Available for Awards under the 2008 Plan
     Subject to adjustment as provided in the 2008 Plan, the aggregate number of shares of Common Stock reserved and available for awards or which may be used to provide a basis of measurement for or to determine the value of an award, such as with a stock appreciation right or performance share award, is 1,500,000 shares.
Administration
     The 2008 Plan will be administered by the Salary and Benefits Committee of the Board of Directors of the Company (the “Committee”), or at the discretion of the Board from time to time, by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2008 Plan; and make all other decisions and determinations that may be required, or as the Committee deems necessary or advisable to administer, under the 2008 Plan. During any time that the Board is acting as administrator of the 2008 Plan, it shall have all the powers of the Committee thereunder. In addition, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority with respect to those eligible participants who, at the time of grant are not, and are not anticipated to be become either (i) Named Executive Officers or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

Awards
     The 2008 Plan authorizes the granting of awards to officers and key employees of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock, which may be incentive stock options or nonqualified stock options; (ii) stock appreciation rights, or SARs; (iii) performance shares; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 2008 Plan to any one participant is 500,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2008 Plan is $2,000,000.
     Stock Options.     The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee; provided, however, that the exercise price of an option shall not be less than the fair market value (110% of fair market value if the participant owns more than 10% of the outstanding Common Stock of the Company at the time of the grant) of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including stockholder approval requirements.
     Stock Appreciation Rights.     The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.
     Performance Shares.     The Committee may grant performance shares to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms and conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.
     Restricted Stock Awards.     The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).
     Dividend Equivalents.     The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an award, as determined by the Committee. The Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.
     Other Stock-Based Awards.     The Committee may, subject to limitations under applicable law, grant to participants such other awards that payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with purposes of the 2008 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Committee will determine the terms and conditions of any such awards.
     Performance Goals.     The Committee may determine that any awards will be determined solely on the basis of (a) the achievement by the Company or a parent of subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s stock price, (c) the Company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Company, a parent or subsidiary, or a business unit of any such entity, of a specified target, or target growth in, revenue, profit contribution, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) of the Code or the related regulations), and the Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer; Beneficiaries.     No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, to a trust in which the participant or his family members have more than 50% of the beneficial interest or pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
     Acceleration of Awards.     Upon a participant’s death or disability, all of his or her outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any such awards will thereafter continue or lapse in accordance with the other provisions of the 2008 Plan and the award agreement.
     Subject to the terms of the Plan, the Committee may at any time in its sole discretion declare all or some of a participant’s outstanding options and other awards in the nature of rights that may be exercised to become fully vested, and/or all or some restrictions on all or some portion of outstanding awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among participants or among awards in exercising such discretion.
     Changes in exercise or grant price.     Except in connection with a corporate transaction described in Article 14 of the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or the grant price of outstanding SARs, or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original options or grant price of the original SARs, as applicable, without shareholder approval.
Termination and Amendment
     The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the 2008 Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2008 Plan may adversely affect any award previously granted to a participant under the 2008 Plan, without the written consent of such participant.
Certain Federal Income Tax Effects
     The following is a brief general description of the consequences under the Code and current federal income tax regulations of the receipt or exercise of awards under the Plan.
     Nonqualified Stock Options.     There will be no federal income tax consequences to either the Company or the participant upon the grant of a nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

     Incentive Stock Options.     There will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the “required holding period”), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of such shares) over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
     SARs.     A participant receiving a SAR will not recognize income, and the Company will not be allowed tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).
     Performance Shares.     A participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).
     Restricted Stock.     Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).
Benefits to Named Executive Officers and Others
     As of the date of this proxy statement, no awards had been granted or approved for grant under the 2008 Plan. Any awards under the 2008 Plan will be made at the discretion of the Committee or the Board, as the case may be. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the 2008 Plan.
     This Proposal requires approval by the affirmative vote of a majority of votes cast at the Meeting.
     The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3
ADJOURNMENT OF THE ANNUAL MEETING
     Proposal 3 would give the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days if there are not sufficient shares voted at the Meeting, in person or by proxy, to approve Proposal 2.
     If the Company desires to adjourn the Meeting, the presiding officer at the Meeting will request a motion that the Meeting be adjourned for up to 120 days with respect to Proposal 2 (and solely with respect to Proposal 2, provided that a quorum is present at the Meeting), and no vote will be taken on Proposal 2 at the originally scheduled Meeting. Unless revoked prior to its use, any proxy solicited for the Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposal 2.
     Approval of this proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposal 2. If the Company is unable to adjourn the Meeting to solicit additional proxies, Proposal 2 may fail, not because shareholders voted against the proposal, but rather because there were not sufficient shares represented at the Meeting to approve Proposal 2. The Company has no reason to believe that an adjournment of the Meeting will be necessary at this time.
     This Proposal requires approval by the affirmative vote of a majority of votes cast at the Meeting.
     The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

INDEPENDENT AUDITORS
     The Board of Directors, upon the recommendation of the Audit Committee, appointed KPMG LLP, an independent registered certified public accounting firm, as independent auditors for Seacoast and its subsidiaries for the fiscal year ending December 31, 2007. KPMG LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. KPMG LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.
     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2007, and fees billed for other services rendered by KPMG LLP during these years.

	2006	2007
Audit Fees (1)	$660,000	$550,000
Audit-Related Fees (2)	$29,000	$25,000
Tax Fees (3)	$61,000	$38,000
All Other Fees (4)	$0	$0

(1)	Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.

(2)	Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to the audit of the broker-dealer subsidiary of the Bank. The amount for 2006 also includes fees billed by KPMG LLP for services performed in connection with the Company’s filing of certain registration statements.

(3)	Includes the aggregate fees billed by KPMG LLP for preparation of the Company’s federal, state and fiduciary tax returns. The amount for 2006 also includes fees billed by KPMG LLP for representing the Company before the Internal Revenue Service in its examination of the Company’s federal income tax return, and representing the Bank before the Florida Department of Revenue in its examination of the Bank’s Florida income tax return for the year ended December 31, 2003.

(4)	No fees were billed by KPMG LLP in the fiscal years ended December 31, 2006 and December 31, 2007 other than as stated above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
     Representatives of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders.
Pre-Approval Policy
     Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2.01(c)(7)(i).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10 percent of the Company’s Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal 2007, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10 percent of its Common Stock were complied with in a timely manner, with the following exceptions:
     The Form 4 for O. Jean Strickland filed on April 6, 2007, which reported the acquisition of stock-settled stock appreciation rights related to 57,385 shares of Common Stock on April 2, 2007, was inadvertently filed late. The Company believes that the Form 5 filed on February 8, 2008 reflects her current holdings.
     The Form 4 for A. Douglas Gilbert filed on April 6, 2007, which reported the acquisition of a restricted stock award of 14,195 shares of Common Stock on April 2, 2007, was inadvertently filed late. Also, the Form 4 for Mr. Gilbert filed on August 2, 2007, which reported the acquisition of a total of 2,965 shares of Common Stock on July 27, 2007, was inadvertently filed late. The Company believes that the Form 5A filed on March 10, 2008 reflects his current holdings.
     The Form 4 for Dennis S. Hudson, III filed on April 10, 2007, which reported the acquisition of stock-settled stock appreciation rights related to 73,135 shares of Common Stock on April 2, 2007, was inadvertently filed late. The Company believes that the Form 4 filed on February 13, 2008 reflects his current holdings.
     The Form 4 for C. William Curtis, Jr. filed on April 10, 2007, which reported the acquisition of a restricted stock award of 1,000 shares of Common Stock on April 2, 2007, was inadvertently filed late. The Company believes that the Form 4 filed on February 1, 2008 reflects his current holdings.
     The Form 4 for William R. Hahl filed on April 10, 2007, which reported the acquisition of stock-settled stock appreciation rights related to 19,541 shares of Common Stock and the acquisition of a restricted stock award of 3,834 shares of Common Stock on April 2, 2007, was inadvertently filed late. The Company believes that the Form 4 filed on February 8, 2008 reflects his current holdings.
     The Form 4 filing for Edwin E. Walpole, III filed on August 8, 2007, which reported the acquisition of 4,800 shares of Common Stock on July 27, 2007, was inadvertently filed late. The Company believes that the Form 4 filed on August 8, 2007 reflects his current holdings.
     The Form 4 filing for Dennis J. Arczynski filed on November 13, 2007, which reported the acquisition of 1,000 shares of Common Stock on November 8, 2007, was inadvertently filed late. The Company believes that the Form 4 filed on March 11, 2008 reflects his current holdings.
SHAREHOLDER PROPOSALS FOR 2009
     To be considered for inclusion in the Company’s Proxy Statement and Proxy for the 2009 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than November 20, 2008, which is 120 calendar days before the one-year anniversary of this Proxy Statement. Any shareholder proposal not received at the Company’s principal executive offices by February 3, 2009, which is 45 calendar days before the one-year anniversary of the date the Company mailed this Proxy Statement to shareholders, will be considered untimely and, if presented at the 2009 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote your shares on any such proposal to the extent authorized by Rule 14a-4(c) under the 1934 Act.

OTHER MATTERS
     Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.
OTHER INFORMATION
Proxy Solicitation Costs
     The cost of soliciting Proxies for the Meeting will be paid by Seacoast. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials and 2007 Annual Reports to Shareholders needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials and 2007 Annual Reports to such persons. Seacoast may retain other unaffiliated third parties to solicit proxies and pay reasonable expenses and charges of such third parties for their services.
Annual Report on Form 10-K
     Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.
By Order of the Board of Directors,

DENNIS S. HUDSON III
Chairman & Chief Executive Officer
March 20, 2008

EXHIBIT A
SEACOAST BANKING CORPORATION OF FLORIDA
2008 LONG-TERM INCENTIVE PLAN

SEACOAST BANKING CORPORATION OF FLORIDA
2008 LONG-TERM INCENTIVE PLAN
ARTICLE 1
PURPOSE
     The purpose of the Seacoast Banking Corporation of Florida 2008 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Seacoast Banking Corporation of Florida (the “Company”), a Florida corporation, by linking the personal interests of its officers and key employees to those of the Company’s shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of officers and employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees.
ARTICLE 2
EFFECTIVE DATE
     The Plan shall be effective as of the date upon which it shall be approved by the Board (the “Effective Date”). However, the Plan shall be submitted to the shareholders of the Company for approval within 12 months of the Board’s approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within 12 months of the Board’s approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the Company’s shareholders having approved the Plan.
ARTICLE 3
DEFINITIONS
     When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 3 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
     “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
     “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
     “Board” means the board of directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” has the meaning assigned such term in Section 4.1.
     “Company” means Seacoast Banking Corporation of Florida, a Florida corporation.

     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).
     “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any Parent or Subsidiary, as applicable, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.
     “Dividend Equivalent” means a right granted to a Participant under Article 11.
     “Effective Date” has the meaning assigned such term in Article 2.
     “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the stock is not quoted by Nasdaq or it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.
     “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
     “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
     “Other Stock-Based Award” means a right granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.
     “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
     “Participant” means a person who, as an officer or key employee of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.
     “Performance Share” means a right granted to a Participant under Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.
     “Plan” has the meaning assigned such term in Article 1.

     “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.
     “Stock” means the common stock, $0.10 par value, of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.
     “Stock Appreciation Right” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the Stock Appreciation Right over the grant price of the Stock Appreciation Right, all as determined pursuant to Article 8.
     “Subsidiary” means any corporation, limited liability company, partnership or other legal entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
     “1933 Act” means the Securities Act of 1933, as amended from time to time.
     “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 4
ADMINISTRATION
     4.1. COMMITTEE. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.
     4.2. ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
     4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:
          (a) Designate Participants;
          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (h) Decide all other matters that must be determined in connection with an Award;
          (i) Establish, adopt or revise any rules and regulations as the Committee may deem necessary or advisable to administer the Plan;
          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and
          (k) Amend the Plan or any Award Agreement as provided herein.
Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either (i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.
     4.4. DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Article 14, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share) shall be 1,500,000.
     5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to Stock Appreciation Rights or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
     5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14), the maximum number of shares of Stock with respect to one or more Options and/or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and Stock Appreciation Rights that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.00.
ARTICLE 6
ELIGIBILITY
     Awards may be granted only to individuals who are officers or other key employees (including employees who also are directors) of the Company or a Parent or Subsidiary. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
ARTICLE 7
STOCK OPTIONS
     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
     (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.
     (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that an Option may not become exercisable by the passage of time sooner than one year. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Notwithstanding the foregoing, an Option may provide for the earlier exercise of such Option in the event of the death or disability of a Participant pursuant to Section 13.8, or in the event of a change of control or other event as set forth in and pursuant to Section 13.9.
     (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
     (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
     (e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.
     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional terms and conditions:

     (a) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:
          (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.
          (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.
          (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause (as determined by the Company), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.
          (4) If the Participant terminates employment by reason of the Participant’s Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment by reason of the Participant’s Disability.
          (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Option may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.6. Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.
     (b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.
     (c) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.
     (d) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.
     (e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

ARTICLE 8
STOCK APPRECIATION RIGHTS
     The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
     (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:
          (1) The Fair Market Value of one share of Stock on the date of exercise; over
          (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant of such Stock Appreciation Right.
     (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.
ARTICLE 9
PERFORMANCE SHARES
     9.1. GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.
     9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.
     9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.
ARTICLE 10
RESTRICTED STOCK
     10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that Restricted Stock subject to vesting by the passage of time may not become vested sooner than one year. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
     10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends on such Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
     10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DIVIDEND EQUIVALENTS
     The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.
ARTICLE 12
OTHER STOCK-BASED AWARDS
     The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.
ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS
     13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Article 14 and Section 15.2), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.
     13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).
     13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
     13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, to a trust in which the Participant or his “family members” (as such term is defined in Form S-8 under the 1933 Act) have more than 50% of the beneficial interest or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
     13.6. BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked in writing by a Participant at any time provided the change or revocation is filed with the Committee.
     13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to such Stock.
     13.8. ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant’s Award Agreement to the contrary, upon the Participant’s death or Disability during his employment, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9. ACCELERATION UPON CERTAIN EVENTS. In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another legal entity is submitted to the shareholders of the Company for approval, (iii) a proposal to liquidate or dissolve the Company is submitted to the shareholders of the Company for approval, or (iv) the Board approves any transaction or event that would constitute a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.
     13.10. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.9 above, subject to the other provisions of this Plan, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.10.
     13.11. EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
     13.12. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s stock price, (c) the Company’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Company or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.13. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off of the Participant’s employer from the Company or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.
     13.14. CHANGES IN EXERCISE OR GRANT PRICE. Except in connection with a corporate transaction described in Article 14 of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the grant price of outstanding Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without shareholder approval.
ARTICLE 14
CHANGES IN CAPITAL STRUCTURE
     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and the shares of Stock then subject to each Award shall be adjusted proportionately without any change in the aggregate purchase price therefor.
ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION
     15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
     15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 16
GENERAL PROVISIONS
     16.1. NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.
     16.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
     16.3. WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.
     16.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer at any time, nor confer upon any Participant any right to continue as an employee or officer of the Company or any Parent or Subsidiary.
     l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.
     16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which such member may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against such member provided such member gives the Company an opportunity, at the Company’s own expense, to handle and defend the same before such member undertakes to handle and defend it on such member’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which members of the Committee may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify members of the Committee or hold them harmless.
     16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary, unless provided otherwise in such other plan.

     16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.
     16.9. TITLES AND HEADINGS. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     16.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     16.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.
     16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
     16.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Florida.
     16.14. ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

PROXY
COMMON STOCK
THIS PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
SEACOAST BANKING CORPORATION OF FLORIDA
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MAY 8, 2008
The undersigned hereby appoints William R. Hahl and John R. Turgeon, or either of them, each with full power of substitution, as Proxies, to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida (“Seacoast”) which the undersigned may be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Port St. Lucie Community Center, 2195 S.E. Airoso Boulevard, Port St. Lucie, Florida, on Thursday, May 8, 2008, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the “Annual Meeting”), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated March 20, 2008, the receipt of which is acknowledged.
(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE
     Voting by telephone or Internet is quick, easy and immediate. As a Seacoast shareholder, you have the option of voting your shares electronically through the internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern Time on May 7, 2008, the day before the meeting date. If you are outside of the continental United States, you may only vote by the Internet or by mail.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above website. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY PHONE TOLL-FREE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED ELECTRONICALLY
OR BY PHONE
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below. Detach it and return it in the postage-paid envelope provided.
â  FOLD, DETACH HERE AND READ THE REVERSE SIDE  â

When this proxy is properly executed, all shares will be voted in the manner directed herein by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR all proposals.	Please mark your votes like this	x

1.	Election of Class III Directors

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01	Stephen E. Bohner	04	Dennis S. Hudson, III
02	T. Michael Crook	05	Edwin E. Walpole, III
03	A. Douglas Gilbert
2.	Approve and Adopt the 2008 Long-Term Incentive Plan

To consider and act upon a proposal to approve and adopt Seacoast’s 2008 Long-Term Incentive Plan.

WITHHOLD
FOR all nominees for director listed (except as marked to the contrary)	AUTHORITY (to vote all nominees listed)
☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Adjournment of the Annual Meeting	FOR	AGAINST	ABSTAIN

To grant the Proxies discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Annual Meeting to approve Proposal 2.
		☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEACOAST BANKING CORPORATION OF FLORIDA, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY	EMPLOYEE BENEFIT PLAN SHARES
THIS PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
SEACOAST BANKING CORPORATION OF FLORIDA
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MAY 8, 2008
Employee Benefit Plans. This card provides voting instructions for shares of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) held in the Company’s Employee Stock Purchase Plan and Retirement Savings Plan for Employees of Seacoast National Bank. This notice applies only to shares or their equivalent held in one of these employee benefit plans. If you have shares registered directly in your name held by stock certificates, through our transfer agent in the Dividend Reinvestment and Stock Purchase Plan, or through a broker, you must vote those shares separately as instructed on the notice you receive from the Company or your broker. As a participant in the Employee Stock Purchase Plan and/or the Retirement Savings Plan with shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.
Trustees’ Authorization. The undersigned on this card authorizes Marshall & Ilsley Trust Company N.A. (“M&I”) as Trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as Trustee of Seacoast’s Employee Stock Purchase Plan to vote all shares of the Common Stock in the Company allocated to the undersigned’s account under such plan(s) at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment thereof, in accordance with the instructions below.
This proxy, when properly executed, will be voted as directed by the shareholder. Shares held for you in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares by completing and returning your proxy card. If you do not properly complete and return your proxy card representing the shares allocated to your account in the Retirement Savings Plan, the Trust may vote, or not vote, in its sole discretion the shares of stock or equivalents in your account. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your proxy voting instructions by April 24, 2008.
Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, with regard to the unmarked items, you are instructing the trustee(s) to vote FOR Proposals 1, 2, and 3.

When this proxy is properly executed, all shares will be voted in the manner directed herein by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR all proposals.	Please mark your votes like this	x

1.	Election of Class III Directors

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01	Stephen E. Bohner	04	Dennis S. Hudson, III
02	T. Michael Crook	05	Edwin E. Walpole, III
03	A. Douglas Gilbert
2.	Approve and Adopt the 2008 Long-Term Incentive Plan

To consider and act upon a proposal to approve and adopt Seacoast’s 2008 Long-Term Incentive Plan.

FOR all nominees for director listed (except as marked to the contrary)	WITHHOLD AUTHORITY (to vote all nominees listed)
☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Adjournment of the Annual Meeting	FOR	AGAINST	ABSTAIN

To grant the Proxies discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Annual Meeting to approve Proposal 2.
		☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Signature		Date

Please sign exactly as your name appears hereon.
Return card to: Sharon Mehl, Executive Offices, Seacoast Banking Corporation, P. O. Box 9012, Stuart, FL 34995